Exhibit 10.41

***CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(B)(4), 200.83 AND 230.406.

PURCHASE AND SALE AGREEMENT

among

ALLERGAN, INC.,

ALLERGAN SALES, INC.

and

MDF ACQUISITION CORP.

dated

May 14, 1999

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (the “Agreement”), dated this 14th day of May, 1999 is entered into among MDF ACQUISITION CORP., a Delaware corporation (“Buyer”), ALLERGAN, INC., a Delaware corporation, and ALLERGAN SALES, INC., a California corporation (collectively, with Allergan, Inc., “Seller”).

RECITALS

WHEREAS, Seller manufactures, markets and distributes certain alpha hydroxy acid-based (“AHA”) skin care products, including Seller’s product lines sold generally under the trademarks “M.D. Formulations” and “M.D. Forte”;

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets hereinafter described, and Seller desires to grant to Buyer, and Buyer desires to obtain from Seller, a license to certain rights hereinafter described, all upon the terms and conditions and for the purchase price hereinafter set forth; and

WHEREAS, each of Jesse Hansen & Co., a California corporation (“JH&Co.”), and Doctors Formula PTY LTD, a corporation formed under the laws of Australia (“Doctors Formula”), have agreed to guaranty certain obligations of Buyer under this Agreement; and

WHEREAS, each of JH&Co. and Doctors Formula is referred to in this Agreement as a “Principal” and collectively as the “Principals”;

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated as part of this Agreement, and the mutual covenants set forth herein, Buyer and Seller hereby agree as follows:

ARTICLE 1 - DEFINITIONS

The following terms (except as otherwise expressly provided) for all purposes of this Agreement shall have the following respective meanings (it being understood that the terms defined in this Agreement, whether in this Article 1 or otherwise, shall include in the singular number the plural, and in the plural number the singular):

1.1      “Acquired Assets” shall have the meaning set forth in Section 2.1.

1.2      “Affiliate(s)” shall mean with respect to any Person (as defined below), any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to control a corporation (or other entity), if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation (or other entity) whether through the ownership of voting securities, by contract or otherwise.

1.3      “Agreement” shall mean this PURCHASE AND SALE AGREEMENT, including the Exhibits and Schedules attached hereto.

1.4      “Assumed Contracts” shall mean the agreements, licenses and other contracts set forth on Schedule 1.4 hereto.

1.5      “Assumed Liabilities” shall have the meaning set forth in Section 2.2(a)(2).

1.6      “Books and Records” shall mean originals or copies of all books, financial and other records and any information and data (or portions thereof) which has been reduced to written, electronically formatted, recorded or encoded form relating solely to the research, development, registration, marketing and sale of the Products in the Territory (as such terms are defined below), the Acquired Assets or the Assumed Liabilities, including without limitation, to the extent relating solely to the aforesaid items, customer lists and related sales histories, credit policies and credit information with respect to existing customers, existing cost and pricing data, existing business plans, market research reports, competitor information, reference catalogs, patent and trademark files, and all existing Product data and studies including results of pre-clinical and clinical studies and other Product evaluation studies, adverse experience information and product complaints concerning the Products, and correspondence (including without limitation with the U.S. Food and Drug Administration or the equivalent regulatory agencies in other countries in the Territory).

1.7      “Buyer Recipient” shall have the meaning set forth in Section 5.15.

1.8      “Closing” shall mean the consummation of the transactions and the closing activities contemplated by this Agreement, to be conducted on the Closing Date, with effect at and as of the Effective Time (as defined below).

1.9      “Closing Date” shall mean the date specified in accordance with the provisions of Section 6.1.

1.10    “Count” shall have the meaning set forth in Section 2.2(a)(3).

1.11    “Damages” shall have the meaning set forth in Section 8.1.

1.12    “Development Agreement” shall mean the Development Agreement in the form attached hereto as Exhibit A.

1.13    “Effective Time” shall have the meaning set forth in Section 6.1.

1.14    “Encumbrance” shall mean any claim, security interest, security agreement, lien, pledge, charge, escrow, option, proxy, right of first refusal, preemptive right, mortgage, license, sublicense, or prior assignment.

1.15    “Exhibit” shall mean an Exhibit annexed to this Agreement, each of which is hereby incorporated as a part of this Agreement.

1.16    “Field of Use” shall mean the research, development, manufacture, marketing, and sale of AHA skin care products, (1) to skin care aestheticians worldwide and (2) to Physicians outside of the United States but expressly excluding the manufacturing, marketing, selling or distribution of such products to Physicians in the United States.

1.17    “Fixed Assets” shall mean the equipment, furniture, leasehold improvements, and other fixed assets owned by Seller in Seller’s Colonial Heights, Virginia facility relating solely to the Products, as set forth in Schedule 1.17.

1.18    “Governmental Authority” shall mean any United States or foreign, federal, state, local or other governmental department, commission, board, bureau, agency, court or other similar entity.

1.19    “HSR Act” shall mean the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.20    “Indemnified Party” shall mean any party entitled to indemnification pursuant to Article 8 hereof and shall include such party’s Affiliates, successors and permitted assigns.

1.21    “Indemnifying Party” shall mean any party liable for indemnification pursuant to Article 8 hereof and shall include such party’s successors and permitted assigns.

1.22    “Intangible Assets” shall mean all of the following owned by Seller or its Affiliates primarily relating to the Acquired Assets or the research, development, registration, marketing and sale of the Products in the Territory and in the Field of Use: All service marks, know-how, goodwill, labels and other trade rights, whether or not registered (but excluding all Marks (as defined below) contained thereon), copyrights, copyright registrations and applications therefor, customer identities and related sales histories. The term “Intangible Assets” includes all manufacturing know-how related to the M.D. Formulations product line and excludes all manufacturing know-how related to the M.D. Forte product line. The term “Intangible Assets” does not include the Books and Records pertaining to such assets.

1.23    “Inventory” shall mean all inventories (including Product samples) owned by Seller or its Affiliates of any finished Product held for sale in the Territory and in the Field of Use. Inventory shall also include at least $500,000 worth of raw materials inventory (valued based on Seller’s book value for such inventory without any deductions for excess or obsolete materials) plus such additional amounts determined by Seller in its sole discretion. Inventory expressly excludes any finished Product inventory manufactured on or after June 9, 1999 unless included by Seller in Seller’s sole discretion.

1.24    “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement or requirement issued or adopted by any Governmental Authority.

1.25    “Marks” shall have the meaning set forth in Section 5.13(a).

1.26    “Material Adverse Effect” shall mean any event, circumstance, development or occurrence, that taken individually or together with other events, circumstances, developments or occurrences, has caused, resulted in or had, or is reasonably likely to cause, result in or have, a material adverse effect on the Acquired Assets, or the aggregate sales of the Products in the Territory.

1.27    “Note” shall have the meaning set forth in Section 2.2(a)(1).

1.28    “Party” or “Parties” shall mean the parties to this Agreement, i.e., Seller and Buyer and their respective successors and assigns to the extent permitted in accordance with Section 9.6.

1.29    “Permitted Encumbrances” shall mean (a) any Encumbrance for taxes, assessments and other governmental charges not yet due and payable or that may subsequently be paid without penalty or that is being contested in good faith by appropriate proceedings and will be satisfied in full by Seller and which would not reasonably be expected to have a Material Adverse Effect, and (b) any Encumbrance arising under or as contemplated by the Assumed Contracts.

1.30    “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, any organization (whether incorporated or not) and a Governmental Authority.

1.31    “Physician” shall mean any healthcare provider, including but not limited to, any medical doctor, osteopathic doctor, nurse, nurse practitioner, nurse’s aid, or physician’s assistant, and expressly including any healthcare specialist including, but not limited to, dermatologists, plastic surgeons or other surgeons, general practitioners, internists, family practitioners, pediatricians, obstetrics and gynecologists, ophthalmologists, opticians, optometrists, ophthalmic surgeons and neurologists, and including any healthcare organization, including but not limited to, hospitals, group purchasing organization, hospices, nursing homes, physician practices groups, ambulatory surgery centers, managed care organizations such as HMOs, PPOs, PSOs, PBMs, and the like, and including any distributor or wholesaler which services the above-referenced health care providers (for distribution to the above providers).

1.32    “Product(s)” shall mean the following aesthetic skin care products (in each case as more fully described in Schedule 1.32 attached hereto): (1) Seller’s M.D. Formulations® product lines worldwide; and (2) Seller’s M.D. Forte® product lines in all markets outside of the United States. “Product(s)” shall not include any of the M.D. Forte® line of products sold in the United States.

1.33    “Purchase Price” shall have the meaning set forth in Section 2.2(a)(1).

1.34    “Regulatory Permits” shall mean the pending or approved United States and worldwide regulatory permits, waivers, certificates, consents and approvals (including applications therefor) to own, manufacture, assemble, market, distribute and/or sell the Products in the Territory that are owned by Seller, including but not limited to those set forth on Schedule 1.34.

1.35    “Required Consents” shall have the meaning set forth in Section 5.4(b).

1.36    “Sublicense Agreement” shall mean the Sublicense Agreement in the form attached hereto as Exhibit B.

1.37    “Supply Agreement” shall mean the Supply Agreement in the form attached hereto as Exhibit C.

1.38    “Territory” shall mean, with respect to Seller’s M.D. Formulations® product lines, worldwide and, with respect to Seller’s M.D. Forte® product lines, worldwide with the exception of the United States.

1.39    “Third Party Claim” shall have the meaning set forth in Section 8.4(a).

1.40    “Trademark Rights” shall mean those trademarks listed on Schedule 1.40, including applications and registrations therefor and the associated goodwill.

1.41    “United States” shall mean the United States of America and its territories and possessions, including the Commonwealth of Puerto Rico.

ARTICLE 2 - THE TRANSACTION

2.1      The Transaction.

(a)       At the Closing, subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of Seller’s right, title and interest in the Territory to the following assets (in each case, subject to any rights of Seller pursuant to Section 5.14 below) (the “Acquired Assets”): (1) the Trademark Rights, including all goodwill associated therewith; (2) rights to the Products, including the formulation of the Products, in the Field of Use in the Territory; (3) the Regulatory Permits; (4) the Inventory; (5) the Assumed Contracts, but only to the extent they relate to the Products in the Territory; (6) the Books and Records; (7) the Intangible Assets; (8) an irrevocable, non-exclusive, royalty-free license to any and all manufacturing know-how related to the M.D. Forte product line; (9) the Fixed Assets; and (10) all worldwide rights to the Transferred Formulations Pipeline Products (as defined in the Development Agreement) and all rights to the Transferred Forte Pipeline Products (as defined in the Development Agreement) and the Crossover Pipeline Products (as defined in the Development Agreement) in the Field of Use in the Territory.

2.2      Consideration.

(a)       In consideration of the aforesaid sale, conveyance, transfer, assignment and delivery of the Acquired Assets and the grant of the rights under the Sublicense Agreement:

(1)       The Buyer shall pay to Seller US $9,771,260 (the “Purchase Price”) payable by delivery of US $9,000,000 in immediately available funds at the Closing (the “Initial Payment”) and US $771,260 in immediately available funds within seven days of the Closing (the “Second Payment”); and

(2)       As of the Effective Time, the Buyer shall assume, and shall be solely and exclusively liable with respect to, and shall pay, perform, discharge and satisfy when due, subject to the terms and conditions of this Agreement, the liabilities of Seller and its Affiliates that are specifically enumerated below (collectively, the “Assumed Liabilities”):

(i)        all liabilities of Seller and its Affiliates under the Assumed Contracts (as amended pursuant to Section 5.1(b)(3) of this Agreement) and under the Sublicense Agreement that arise after the Effective Time;

(ii)       subject only to any express rights Buyer may have under the Supply Agreement, all liabilities for Damages to third parties or their property arising out of the sale of the Products in the Territory by Buyer after the Effective Time; provided, however, that Buyer shall not assume, and Seller shall retain, any such liabilities for any Damages attributable to Products sold by Seller prior to the Effective Time; and

(iii)      subject only to any express rights Buyer may have under the Supply Agreement, all liabilities in respect of Product returned to and accepted by Buyer after the Effective Time.

(3)       Buyer hereby agrees to pay the Second Payment to Buyer within seven days of the Closing. Promptly after Closing, Seller and Buyer shall conduct and agree upon a physical count of the Inventory to be transferred to Buyer at the Effective Time (the “Count”). Inventory valued at $1,000,000 (the “Initial Inventory”) shall promptly thereafter be physically transferred to Buyer or Buyer’s designee to an address specified by Buyer, at Buyer’s expense. All Inventory other than the Initial Inventory shall be physically transferred to Buyer or Buyer’s designee to an address specified by Buyer, at Buyer’s expense, promptly after Seller has received the Second Payment. Title to the Inventory in excess of the Initial Inventory shall not pass to Buyer until Seller has received the Second Payment. Seller hereby agrees to refund to Buyer all or part of the Second Payment in an amount equal to the product of multiplying (i) the amount, if any, that the value of the Inventory is less than US $2,574,000 by (ii) 49%, For purposes of the valuation of Inventory, all finished goods Inventory shall be valued according to Seller’s 1998 standard cost of goods (using generally accepted accounting principles consistently applied). No value shall be attributable to the raw materials Inventory. The valuation of the Inventory shall be reduced by the 1998 standard cost of goods (using generally accepted accounting principles consistently applied) associated with expired or unsaleable finished goods Inventory. Seller shall determine what Inventory is unsaleable, using good faith, in its discretion. Seller shall deliver a report to Buyer within 45 days of the Closing Date, including Seller’s determination of the valuation of the Inventory. If Buyer disagrees with Seller’s valuation, Buyer must notify Seller within 20 days of receiving Seller’s report with a written rationale for Buyer’s disagreement. If Buyer does not so notify Seller of its disagreement, Seller’s determination of the Inventory valuation shall be deemed conclusive. If Buyer does so notify Seller, Buyer and Seller agree to negotiate in good faith for 30 days to resolve the dispute. Thereafter, the parties agree to submit the dispute to a mutually acceptable third party, whose decision shall be final. The parties agree to share equally in the costs of retaining the third party. Between the execution date of this Agreement and the date on which the Count takes place, and except as provided in Section 5.16 of this Agreement, Seller shall act in the ordinary course of business regarding the use of Inventory. Seller, however, makes no representation or warranty regarding the amount of

Inventory available or the quality of Inventory, including but not limited to, the amount of Inventory that is non-saleable by reason of damage, defect, or expired dating. Buyer shall have no right to return any Inventory to Seller for any reason.

(b)       Buyer and Seller shall allocate the Purchase Price to broad categories constituting components of the Acquired Assets in accordance with the basis of allocation set forth in Schedule 2.2. Each party will report the transactions contemplated by this Agreement in accordance with the agreed upon allocation, except to the extent that modifications are necessary to reflect changes in the Acquired Assets and Assumed Liabilities between the date hereof and the Closing Date, for all federal, state, local and other tax purposes, but such allocation shall not constrain reporting for other purposes.

2.3      At the Closing:

(a)       Buyer shall pay the Initial Payment by wire transfer of immediately available funds to such account or accounts identified in writing by Seller to Buyer prior to the Closing Date;

(b)       Seller shall execute and deliver to Buyer such bills of sale, assignments and other instruments of transfer, sale and conveyance, as may be necessary to properly and completely transfer the Acquired Assets to Buyer and as shall be reasonably requested by Buyer’s counsel;

(c)       Buyer shall execute and deliver to Seller such agreements, undertakings and other good and sufficient instruments of assumption, as may be necessary to properly and completely cause the Assumed liabilities to be binding on Buyer in accordance with the terms hereof and as shall be reasonably requested by Seller’s counsel;

(d)       the parties shall execute, enter into and deliver to one another the Sublicense Agreement, the Development Agreement (as finally negotiated pursuant to Section 5.19 of this Agreement) and the Supply Agreement; and

(e)       each party shall deliver to the other party such other instruments, documents and certificates as may be reasonably requested by such other party or its counsel.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date (except to the extent any representation or warranty relates to a specific date) as follows:

3.1      Corporate Organization, Power and Authority.

Allergan, Inc. and Allergan Sales, Inc. are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of California, respectively. Allergan, Inc. and Allergan Sales, Inc. have the requisite corporate power and authority to own, operate or lease the properties that they purport to own, operate or lease and to carry on their respective businesses as they are now being conducted and are duly licensed or qualified as foreign corporations in each domestic or foreign jurisdiction in which the nature of the business conducted by them or the character or location of the properties owned or leased by them makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect. Allergan, Inc. and Allergan Sales, Inc. have the requisite corporate power and authority to execute, deliver and perform all of their obligations under this Agreement and the other agreements, certificates, documents and instruments contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the other agreements, certificates, documents and instruments contemplated hereby and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller and no other or further corporate proceedings will be necessary for their execution and delivery by Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller. The Sublicense Agreement, the Development Agreement and the Supply Agreement, when duly executed and delivered by Seller at the Closing, will constitute legal, valid and binding obligations of Seller.

3.2      Litigation.

Except as set forth on Schedule 3.2:

(a)       There is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation pending, or, to Seller’s knowledge, threatened against Seller and/or its Affiliates relating to their manufacture, marketing or sale of the Products in the Territory or the Acquired Assets.

(b)       Seller and/or its Affiliates are not subject to any outstanding judgment, decree, writ, order, injunction or arbitration award of any Person, arising out of or related to their manufacture, marketing or sale of the Products in the Territory, or any default in respect thereof.

(c)       Seller and/or its Affiliates are not engaged in, and none of them has any knowledge of, any pending or threatened legal action to recover monies due to, or damages sustained by, Seller and/or its Affiliates in connection with the manufacture, marketing or sale of the Products in the Territory.

3.3      Product Line Sales.

Seller represents that Schedule 3.3 accurately reflects the net sales of the Products for calendar years 1997 and 1998 and for the fiscal quarter ended March 26, 1999, which have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the status of the Products covered therein for the periods covered by the Schedule.

3.4      Title of Assets.

Seller has good and valid title to the Acquired Assets, and Seller owns the Acquired Assets free and clear of any Encumbrances other than Permitted Encumbrances.

3.5      No Notices.

Seller has received no written notice from any Governmental Authority or trade organization that it is currently in violation of or is failing to comply with any Legal Requirement or of any obligation on the part of Seller to undertake, or bear all or any portion of the cost of, any product recall or corrective action with respect to defective Products.

3.6      “As Is” Sale.

With the exception of the representations and warranties in this Article 3, Buyer acknowledges that the Acquired Assets are sold on an “As Is” and “Where Is” basis, that Buyer relied on its own independent information and belief in deciding to enter into this transaction, that Buyer assumes all risks associated with the quality and nature of the Acquired Assets and that the cash portion of the Purchase Price shall be due, payable, and non-refundable regardless of whether Buyer is able to or does manufacture and/or distribute any of the Products.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date (except to the extent any representation or warranty relates to a specific date) as follows:

4.1      Corporate Organization, Power and Authority.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Buyer has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted. Buyer has the requisite corporate power and authority to execute, deliver and perform all of its obligations under this Agreement and the other agreements, certificates, documents and instruments contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the other agreements, certificates, documents and instruments contemplated hereby and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer and no other or further corporate proceedings will be necessary for their execution and delivery by Buyer, the performance by Buyer of its obligations hereunder or thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer. The Sublicense Agreement, the Development Agreement and the Supply Agreement, when duly executed and delivered by Buyer at the Closing, will constitute legal, valid and binding obligations of Buyer.

4.2      Consents and Approvals; No Violations.

Neither the execution, delivery and performance by Buyer of this Agreement and the other agreements, certificates, documents and instruments contemplated hereby, nor the consummation by Buyer of the transactions contemplated hereby and thereby will require any notice to, filing with, or the consent, approval, waiver or authorization of any Person. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (i) materially violate, or result in the breach, acceleration or termination of, or the creation in any third party of the right to accelerate, terminate, modify or cancel, any indenture, contract, settlement, mortgage or other agreement, obligation or liability to which it is a party or by which it is bound, except for such violations, breaches, accelerations, terminations, modifications cancellations or rights that would not reasonably be expected to have a materially adverse effect on its business, properties, operations, or the results thereof, or financial condition; (ii) conflict with, violate or result in a breach of any provision of Buyer’s charter documents, or (iii) conflict with or violate in any material respect any Applicable Law binding on Buyer, other than such conflicts or violations that would not reasonably be expected to have a material adverse effect on its business, properties, operations, or financial condition.

4.3 Access to Funds.

Buyer, together with the Principals, has sufficient unrestricted funds available to it to purchase the Acquired Assets pursuant to this Agreement and to otherwise satisfy its obligations under this Agreement and the other agreements contemplated hereby.

ARTICLE 5 - ADDITIONAL AGREEMENTS

5.1      Conduct Of Business Pending the Closing.

Prior to the Closing, and except as provided in Section 5.16 of this Agreement, Seller covenants as follows, unless Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) and except as otherwise contemplated by this Agreement:

(a)       Seller and its Affiliates shall market and sell the Products in the Territory only in the ordinary course of business;

(b)       Except as may be required by any Legal Requirement, Seller and its Affiliates shall not, and Seller shall cause its Affiliates not to, do any of the following:

(1)       except for actions in the ordinary course of business and any transfer of Acquired Assets among Seller and/or its Affiliates as may be necessary to prepare for the Closing, pledge, dispose of, or take any action that results in the Encumbrance of any of the Acquired Assets other than a Permitted Encumbrance;

(2)       authorize, recommend or propose to enter into any material contract, agreement, commitment or arrangement related to the Acquired Assets which, had it been in existence on the date hereof, would have been listed as an Assumed Contract other than an agreement to outsource the manufacturing of the Products; and

(3)       Modify or change in any material respect any Assumed Contract except as follows:

(i)        with respect to agreements with distributors, except as necessary to remove any items such as Aqua Glycolic® products, from the agreement that are not Products as that term is defined in this Agreement;

(ii)       except as necessary in the ordinary course of business; and

(iii)      except as part of a transfer of the Acquired Assets among Seller and/or its Affiliates as may be necessary to prepare for the Closing.

(c)       Seller shall use commercially reasonable efforts to preserve intact the Acquired Assets and preserve its relationships with customers, suppliers and other Persons having business dealings with the Seller with respect to the Products in the Territory.

(d)       Seller shall use best efforts to provide to Buyer reports regarding the Products in the Field of Use in the Territory as follows:

(i)        detailed reports on sales of Products, on a weekly basis for sales in the United States and on a monthly basis outside of the United States;

(ii)       reports on accounts receivable, on a weekly basis;

(iii)      periodic reports on back orders; and

(iv)      periodic reports with respect to the progress of Seller’s outsourcing of the manufacturing of the Products.

(e)       Seller shall not make any representations to Joseph Lewis regarding Buyer’s employment of him, nor shall Seller interfere with Buyer’s employment of him.

5.2      Additional Pre-Closing Covenants.

Subject to the terms and conditions herein provided, prior to the Closing, each of the Parties shall:

(a)       use commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including without limitation obtaining, making and causing to become effective all Required Consents and all approvals, consents or authorizations of any Governmental Authority required for the consummation of the transactions contemplated by this Agreement;

(b)       use all reasonable efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby;

(c)       use all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; and

(d)       effect all necessary registrations and filings and submissions of information required or requested by Governmental Authorities with respect to the transactions contemplated hereby.

5.3      Transfer of Assets

Buyer agrees to take all necessary actions, at Buyer’s sole expense, to transfer the legal ownership of the Trademark Rights and other Acquired Assets from Seller to Buyer. Seller agrees to provide reasonable assistance to Buyer to effect such transfers, at Buyer’s expense. Buyer shall be responsible for all shipping charges, insurance and other costs to transport the Acquired Assets, and shall assume all risk of loss pertaining to such Acquired Assets, on and after the Closing Date.

5.4      Required Consents.

(a)       Notwithstanding any contrary provision herein, to the extent that the assignment of any Assumed Contract or other Acquired Asset to Buyer hereunder shall require the consent, approval or waiver of any Person, this Agreement shall not constitute an agreement to assign the same if such an assignment would not be valid or would constitute a breach thereof. Any assignment to Buyer of any such Assumed Contract or Acquired Asset that requires the consent, approval or waiver of a third party shall be made subject to such consent, approval or waiver being obtained.

(b)       Seller will use commercially reasonable efforts at its expense to obtain all material required approvals and consents (or waivers thereof) to the assignment of the Assumed Contracts specifically designated on Schedule 5.4(b) (“Required Consents”). Each party shall cooperate with the other and take all reasonable steps to obtain any and all material and necessary Required Consents before Closing. Seller, however, does not represent or warrant that it will be able to obtain all necessary Required Consents. In the event that a material and necessary Required Consent has not been obtained, both parties agree that they will negotiate in good faith with one another in an effort to reach an appropriate accommodation with one another so that, if possible, the transaction may close without the consent. To the extent that Buyer is provided with the benefits of any Assumed Contract, Buyer shall assume, perform, pay and discharge all debts, obligations and liabilities of the Seller and its Affiliates with respect to such Assumed Contract to the same extent it would have had the Assumed Contract been capable of being assigned hereunder.

5.5      Regulatory Permits.

As soon as practicable after the Closing, at the reasonable request of Buyer, Seller shall use commercially reasonable efforts to assist Buyer in completing the transfer to Buyer or its Affiliates, at Buyer’s sole expense, of the Regulatory Permits.

5.6      Expenses.

Except as otherwise provided herein, whether or not the transactions contemplated hereby are consummated, all costs, expenses and disbursements incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses. Buyer agrees to pay any filing fees required under the HSR Act.

5.7      Public Announcements.

Prior to the Closing, Seller and Buyer shall consult with each other before issuing any public announcement or press release, or otherwise making any public statement with respect to this Agreement, or the subject matter hereof, and prior to the Closing, neither of them shall issue or make any such public statement prior to obtaining the other Party’s approval, which approval shall not be unreasonably withheld or delayed. No such approval shall be necessary to the extent disclosure may be required by applicable law, or the rules or regulations of any stock exchange. However, the Party preparing to make such disclosure shall provide the other Party with reasonable prior notice of the timing and content of such disclosure. The Parties will use reasonable efforts to coordinate the initial public statement, if any, relating to this Agreement so that such public statement by each Party is made contemporaneously.

5.8      Insurance.

Seller shall maintain, at its own expense, insurance covering Seller’s liability hereunder with respect to the Products, premises, completed operations and broad form contractual liability in an amount of not less than $2,000,000 per claim for bodily injury and property damage and an aggregate maximum for all claims of not less than $30,000,000. Buyer shall maintain, at its own expense, insurance covering Buyer’s liability hereunder with respect to the Products, premises, completed operations and broad form contractual liability in an amount of not less than $1,000,000 per claim for bodily injury and property damage and an aggregate maximum for all claims of not less than $5,000,000. Seller may request that Buyer raise these limits as its business matures, and Buyer will use commercially reasonable efforts to satisfy Seller’s request. A certificate of insurance listing the other Party as an additional insured and evidencing such coverage will be provided to the other Party, upon reasonable request.

5.9      Limitation to Territory and the Field of Use.

Buyer and its Affiliates shall not at any time after the Closing use Acquired Assets or rights under the Sublicense Agreement outside the Territory or outside the scope of the Field of Use, nor shall it sell products incorporating any of the Acquired Assets or rights under the Sublicense Agreement to any Person outside the Territory or outside of the scope of the Field of Use, including, without limitation, any Person (other than Seller or an Affiliate of Seller) which Buyer or any of its Affiliates knows or has reason to know will sell such products outside the Territory or outside the scope of the Field of Use. By way of example, Buyer shall not sell any of the Products to Physicians in the United States, since such purchasers are not within Buyer’s Field of Use for the United States. Likewise, Seller agrees not to market or sell the M.D. Forte® line in the Territory and in the Field of Use or to any Person who Seller knows or has reason to know will sell such products in the Territory in the Field of Use. Seller shall have no right to distribute the M.D. Formulations® line.

5.10    Further Assurances.

From time to time, at either Party’s request, whether at or after the Closing Date, the other Party shall, and shall cause its Affiliates to, execute and deliver such other documents and instruments, cooperate and assist in providing information and take such other actions as the first Party may reasonably request to effectuate and perfect the transactions contemplated by this Agreement, including without limitation as may be necessary to assign, convey and transfer to Buyer the Acquired Assets, as contemplated by this Agreement. Buyer warrants and covenants that it will use its best efforts to comply with any conditions precedent to obtaining funds sufficient to pay the Purchase Price.

5.11    Litigation Support

In the event that, and for so long as, Buyer or Seller, on the one hand, actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with any transaction contemplated under this Agreement, or any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Acquired Assets as held or used by Seller, then the other Party, on the other hand, will reasonably: (i) cooperate with the contesting or defending Party and its counsel in the contest or defense, (ii) make available its personnel, and (iii) provide such testimony and access to its books and records as shall be reasonably requested in connection with the contest or defense, provided that (except in the event and to the extent that the contesting or defending party is entitled to indemnification therefor under Article 8 below) the contesting or defending Party shall reimburse the other Party for all its reasonable out-of-pocket costs incurred in providing such cooperation and access.

5.12    Sales and Transfer Taxes.

Seller shall pay promptly when due, all transfer taxes, sales and use taxes, value added taxes, stamp taxes and all other manner of taxes arising out of the transactions contemplated by this Agreement (other than Buyer’s income tax associated with the transactions contemplated by this Agreement).

5.13    Labeling; Use of Allergan’s Name.

(a)       Limited License. Seller on behalf of itself and its Affiliates hereby grants to Buyer effective immediately after the Closing, the royalty-free nontransferable right and non-exclusive license to use for a reasonable time (not to exceed twelve (12) months after the Closing Date) the corporate names, service mark or logo of Seller or any Affiliate of Seller (the “Marks”) in the same manner as they are presently used on all labeling for the Products in the Territory, in the ordinary course of the business. This limited license shall apply only to the Inventory transferred pursuant to this Agreement and only to the extent that such Inventory contains such Marks when transferred by Seller to Buyer. Buyer agrees that the nature and quality of any Products sold under such Marks shall conform substantially to the quality of the Products as currently sold by Seller. If Seller at any time during Buyer’s use of such materials reasonably determines that the requirements of the previous sentence have not been complied with in any material respect, Seller shall have the right to terminate the right and license granted under this

Section 5.13 by giving written notice of such breach to Buyer and Buyer shall have the opportunity for 30 days to cure such breach. In addition, Buyer shall indemnify and hold Seller harmless for any damages to Seller arising from the right and license granted hereunder.

(b)       Labeling. Following the Closing, Buyer will use commercially reasonable efforts to develop and have approved, if necessary, its own labeling so as to eliminate its use of the Marks, to change any of Seller’s or its Affiliates’ code or numbers used in connection with the Product’s labeling to an appropriate Buyer’s code or number, and to remove such Seller’s codes and numbers from all Product labeling as promptly as possible and in any event within twelve (12) months.

5.14    Retained Rights.

Notwithstanding any contrary provision contained in this, or in any agreement, certificate, document or instrument contemplated hereby, Seller shall retain all rights to make, have made, use and export products, including without limitation the Products, solely for sale both outside the Territory and outside the Field of Use.

5.15    Confidential Information.

Prior to the Closing, Buyer shall, and shall cause each of their Affiliates and the representatives of each of them (collectively, the “Buyer Recipients”), to keep confidential, and not use or disclose to others, any proprietary information of or obtained from Seller, any of its Affiliates or any of the representatives of any of them, to the extent that such proprietary information is not or does not become readily available to the public other than as a result of disclosure by Seller or its Affiliates or the representatives of any of them or is not required to be disclosed by applicable law or court orders; provided that, Buyer’s representatives may include any financial institutions that participate, or which have been solicited to participate, in the financing of the transactions contemplated by this Agreement. Promptly after the Closing or in the event of the termination of this Agreement without a Closing, Buyer shall, and shall cause each of the other Buyer Recipients to, promptly return to Seller all, and not retain any copies of, such written, recorded or encoded proprietary information. Buyer shall be responsible for any breach of this Section 5.15 by any of the Buyer Recipients and agrees, at its sole expense, to take all reasonable measures (including, without limitation, court proceedings) to restrain the Buyer Recipients from prohibited or unauthorized disclosure or use of such proprietary information.

5.16    Inventory Purchase.

As soon as practicable (but no later than June 2, 1999, Seller shall deliver to Buyer its production schedule covering inventory of Products scheduled for delivery on or after June 9, 1999. Buyer will promptly thereafter notify Seller of the inventory scheduled for delivery on or after June 9, 1999 that it wishes to purchase. Buyer agrees to pay for any purchases of Products under this Section 5.16 (not as part of the Purchase Price) within 30 days of receiving an invoice from Seller. The price for such inventory shall be Seller’s 1999 standard cost of goods (using generally accepted accounting principles consistently applied) or invoice price to Allergan, as applicable, plus 10%. Any inventory of Products manufactured by Seller on or after June 9, 1999 and any work in progress (defined as product in production, excluding raw material that have not been mixed or assembled) on the Closing Date shall not be deemed “Inventory” under this Agreement unless done so by Seller in Seller’s sole discretion. Seller will be free to cease production of inventory not purchased by Buyer under this Section 5.16, and Buyer hereby acknowledges and agrees that Seller will not be in violation of any covenants pertaining to the operation of the business before the Closing contained in this Agreement by reason of such cessation of production.

5.17    Right of First Offer.

In the event that Seller decides to divest of the M.D. Forte® product line within five years after the Closing, Seller agrees first to negotiate in good faith for a reasonable time not to exceed 30 days with Buyer to sell the line to Buyer, if mutually acceptable terms can be reached, before selling the line to another party.

5.18    Returns.

Seller agrees to accept returns of damaged or defective Products directly from its customers (and not from Buyer) for a period of 45 days after the Closing Date in its discretion consistent with Seller’s normal levels of returns. Thereafter, Seller will not accept any returns of Products sold prior to the Closing Date.

5.19    Development Agreement Negotiation.

Buyer and Seller hereby agree to continue to negotiate in good faith prior to the Closing the contents of the Exhibits to the Development Agreement (consistent with Seller’s current development specifications for Pipeline Products) and Section 1.7 of the Development Agreement.

ARTICLE 6 - THE CLOSING

6.1      Closing.

Subject to satisfaction of all conditions, the Closing shall take place at Allergan, Inc., 2525 Dupont Drive, Irvine, California 92612, on June 30, 1999 (the “Closing Date”), or at such other place or at such other time as Seller and Buyer may mutually agree in writing. For purposes of this Agreement, the Closing, the sale, conveyance, transfer, assignment and delivery of the Acquired Assets, the effectiveness of the agreements, certificates, documents and instruments delivered in accordance with this Agreement, and the consummation of the transactions contemplated hereby shall be treated as if it occurred at 12:01 a.m. on the Closing Date (the “Effective Time”).

6.2      Conditions To Obligation of Each Party to Close.

The obligation of each Party to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

(a)       all applicable requirements of the HSR Act, and any similar foreign law or regulations, applicable to the transactions contemplated by this Agreement shall have been complied with, all governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained and any waiting period (and any extension thereof) applicable to the consummation of the Agreement under the HSR Act, any similar foreign law or regulations, or any other Applicable Laws shall have expired or been terminated;

(b)       no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would restrain or otherwise prevent or delay the consummation of the transactions contemplated by the Agreement;

(c)       there shall be no action or proceeding pending before any court or other Governmental Authority that seeks to (1) invalidate or set aside, in whole or in part, this Agreement or any of the other agreements contemplated hereby, (2) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or thereby, or (3) obtain substantial damages in connection therewith; and

(d) All Required Consents necessary to consummate the transaction or assign the Assumed Contracts shall have been obtained.

6.3      Conditions to the Obligation of Seller to Close.

The obligation of Seller to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of each of the following conditions, provided that fulfillment of any such condition or any part thereof may be waived or delayed by Seller:

(a)       Buyer shall have performed and complied in all material respects with each obligation, covenant and agreement to be performed and complied with by it hereunder at or prior to the Closing Date;

(b)       the representations and warranties of Buyer contained in this Agreement, or under any other agreement or certificate contemplated by this Agreement, shall be true and correct in all material respects when made and in addition shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at such time, except as otherwise contemplated by this Agreement or consented to in writing by Seller; and

(c)       Buyer shall have furnished to Seller, at or prior to the Closing Date, and against the deliveries referred to in Section 7.2, each delivery referred to in Section 7.1.

6.4      Conditions to the Obligation of Buyer to Close.

The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of each of the following conditions, provided that fulfillment of any such condition or part thereof may be waived or delayed by Buyer:

(a)       Seller and its Affiliates shall have performed and complied in all material respects with each obligation, covenant and agreement to be performed and complied with by them hereunder, or under any other agreement contemplated by this Agreement, at or prior to the Closing;

(b)       the representations and warranties of Seller in this Agreement, or under any other agreement or certificate contemplated by this Agreement, shall be true and correct in all material respects when made and in addition shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at such time, except as otherwise contemplated by this Agreement or consented to in writing by Buyer;

(c)       Seller shall have furnished to Buyer at or prior to the Closing, and against the deliveries referred to in Section 7.1, each delivery referred to in Section 7.2; and

(d)       each of the Required Consents shall have been obtained and shall be in full force and effect.

ARTICLE 7 - DELIVERIES AT CLOSING

7.1      Deliveries by Buyer.

At or prior to the Closing Date, Buyer shall deliver, or cause to be delivered, to Seller the following:

(a)       the amount of the Purchase Price, under and in accordance with the terms of Sections 2.2 and 2.3;

(b)       a certificate, signed by an authorized officer of Buyer, certifying as of the Closing Date compliance with the conditions set forth in Section 6.3(b) hereof, and any other certificates to evidence compliance with the conditions set forth in Section 6.3 as may be reasonably requested by the Seller;

(c)       a certificate, signed by an authorized officer of Buyer, certifying as of the Closing Date the incumbency of each officer of such Person executing this Agreement or any other agreement, certificate, document or instrument delivered at the Closing;

(d)       copies of corporate resolutions of Buyer, certified by an appropriate officer of Buyer as being true, complete and in effect on the Closing Date, authorizing the execution and delivery by Buyer of this Agreement and the other agreements, certificates, documents and instruments contemplated hereby, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby;

(e)       the Sublicense Agreement, the Development Agreement (as finally negotiated pursuant to Section 5.19 of this Agreement), the Supply Agreement and the other agreements, documents and instruments referred to in Section 2.3, each duly executed by Buyer; and

(f)        Buyer’s resale certificate

7.2      Deliveries by Seller.

At or prior to the Closing Date, Seller shall deliver, or cause to be delivered, to Buyer the following:

(a)       a certificate, signed by an authorized officer of Seller, certifying as of the Closing Date compliance with the conditions set forth in Section 6.4(b) hereof, and any other certificates to evidence compliance with the conditions set forth in Section 6.4 as may be reasonably requested by Buyer;

(b)       a certificate, signed by an authorized officer of Seller, certifying the incumbency of each officer of the Seller executing this Agreement or any other agreements, certificates, documents or instruments delivered at the Closing;

(c)       the Sublicense Agreement, the Development Agreement (as finally negotiated pursuant to Section 5.19 of this Agreement), the Supply Agreement and the other agreements, certificates, documents or instruments referred to in Section 2.3, each duly executed by Seller; and

(d)       copies of corporate resolutions of Seller, certified by an appropriate officer of Seller as being true, complete and in effect on the Closing Date, authorizing the execution and delivery by Seller of this Agreement and the other agreements, certificates, documents and instruments contemplated hereby, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby.

ARTICLE 8 – SURVIVAL; INDEMNIFICATION

8.1      Indemnification by Seller.

From and after the Effective Time, Seller shall indemnify, defend and hold harmless Buyer, its Affiliates, and the officers, directors, employees, stockholders and partners of each, from and against any and all claims, losses, damages, liabilities, expenses and costs (including, without limitation reasonable attorneys’ fees and expenses but excluding in all cases consequential damages) of any kind (“Damages”) caused thereto arising out of or relating to any of the following:

(a)       The material breach of any representation or warranty of Seller contained in this Agreement;

(b)       The material breach of any covenant or agreement of Seller contained in this Agreement;

(c)       Any brokerage fee, finder’s fee or other similar fee or commission due to any person with respect to the transactions contemplated by this Agreement that Seller has committed to pay; and

(d)       Any liability (other than the Assumed Liabilities) to which Buyer or any of its Affiliates, officers, directors, employees, stockholders or partners may become subject and that arise solely from (i) any Product sold by Seller prior to the Effective Time, (ii) the operation of Seller’s research, development, manufacturing, marketing or sales of Products in the Territory and in the Field of Use prior to the Effective Time or (iii) any failure to comply with any material Legal Requirement imposed solely on Seller in connection with the transactions contemplated under this Agreement.

All claims under this Section 8.1 shall be made at the time and in the manner provided for in this Article 8.

8.2      Indemnification by Buyer.

From and after the Effective Time, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and the officers, directors, employees, stockholders and partners of each from and against any and all Damages caused thereto arising out of or relating to any of the following:

(a)       The material breach of any representation or warranty of Buyer contained in this Agreement;

(b)       The material breach of any covenant or agreement of Buyer contained in this Agreement;

(c)       Any Assumed Liability, including any failure by Buyer or its Affiliate to pay or satisfy any such Assumed Liability;

(d)       Any brokerage fee, finder’s fee or other similar fee or commission due to any person with respect to the transactions contemplated by this Agreement that Buyer has committed to pay; and

(e)       Any debt, liability, obligation or contract of any kind arising from Buyer’s or its Affiliates’ research, development, manufacture, registration, marketing, distribution, advertising, promotion or sale of the Products after the Effective Time, any act or omission of Buyer or its Affiliates occurring in respect of the Products, Acquired Assets or the obligations under the Sublicense Agreement or any failure to comply with any material Legal Requirement imposed solely on Buyer in connection with the transactions contemplated by this Agreement.

All claims under this Section 8.2 shall be made at the time and in the manner provided for in this Article 8.

8.3      Indemnification Procedure.

(a)       The Indemnified Party shall notify the Indemnifying Party within a reasonable period of time after becoming aware of, and shall provide to the Indemnifying Party as soon as practicable thereafter, all information and documentation necessary to support and verify, any

Damages that the Indemnified Party shall have determined have given rise to, or could reasonably be expected to give rise to, a claim for indemnification hereunder, provided, however, that the right of the Indemnified Party to indemnification shall be reduced in the event of its failure to give timely notice only to the extent the Indemnifying Party is prejudiced thereby. The Indemnifying Party shall be given reasonable access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim.

(b)       Any liability for indemnification under this Article 8 shall be paid by the Indemnifying Party within fifteen (15) business days of a request therefor in immediately available funds in United States dollars after such liability shall have been finally determined. The liability for Damages hereunder shall be deemed to be “finally determined” for purposes of this Article 8 when the parties to such action have so determined by mutual agreement or, if disputed, when a final non-appealable order of a Governmental Authority having competent jurisdiction shall have been entered.

8.4      Matters Involving Third Parties.

(a)       If any third party shall commence an action or proceeding against any Indemnified Party with respect to any matter that may give rise to a claim for indemnification against any Indemnifying Party under Sections 8.1 or 8.2 hereof (a “Third Party Claim”), the Indemnified Party shall notify the Indemnifying Party thereof in writing as soon as practicable, but in no event more than ten (10) days after the Indemnified Party shall have been served, provided, however, that the right of the Indemnified Party to indemnification shall be reduced in the event of its failure to give timely notice only to the extent the Indemnifying Party is prejudiced thereby.

(b)       The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel and other representatives of its choice so long as (i) the Indemnifying Party shall notify the Indemnified Party in writing (within the fifteen (15) day period after its receipt of notice of the Third Party Claim) and (ii) the Indemnifying Party diligently conducts the defense of the Third Party Claim. Otherwise, the Indemnified Party may defend against the Third Party Claim preserving its rights to indemnification hereunder including without limitation for the cost of such defense.

(c)       So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b) above, (i) the Indemnified Party may retain separate co-counsel, at its sole cost and expense, and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, (iii) the Indemnified Party shall fully cooperate with the Indemnifying Party in the investigation and defense of any such Third Party Claim, including without limitation, providing required information and documents and access to all employees of the Indemnified Party with knowledge of issues relevant to the claim or litigation (any such activities required to discharge this obligation to cooperate shall be incurred at the sole expense of the Indemnified Party) and (iv) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, unless such settlement includes as a term thereof a general release of the Indemnified Party from such Third Party Claim. Notwithstanding any other provision of this Section 8.4, if an Indemnified Party withholds its consent to a settlement or elects to continue the defense of any claim, where but for such action the Indemnifying Party could have settled such claim solely for the payment of money by the Indemnifying Party as specified in the written request for consent to the settlement delivered to the Indemnifying Party, the Indemnifying Party shall be required to indemnify the Indemnified Party only up to a maximum of the bona fide settlement offer for which the Indemnifying Party could have settled such claim.

8.5      Minimum Indemnification Claim.

Neither Seller nor Buyer shall have any liability for indemnification under Section 8.1(a) or 8.2(a), respectively, for breaches of such Party’s representations and warranties until the aggregate amount of Damages based on, arising out of, resulting from or relating to such breaches exceeds $100,000, whereupon the Indemnified Party may claim indemnification only for the Damages in excess of such amount.

8.6      Maximum Indemnification Claim.

Each of the Sellers and Buyer’s aggregate liability for indemnification under Section 8.1(a) or 8.2(a), respectively, for breaches of representations and warranties shall under no circumstances exceed an amount equal to $500,000.

8.7      Mitigation of Damages.

If any event shall occur which would otherwise entitle a Party to assert a claim for indemnification under Sections 8.1 or 8.2 hereof, no Damages shall be deemed to have been sustained by such Indemnified Party to the extent of any net proceeds received by such Indemnified Party or its Affiliates from any insurance policy with respect thereto.

8.8      Bulk Sales Law.

Buyer hereby waives compliance by Seller with the provisions of any applicable bulk sales or bulk transfer law of any jurisdiction.

8.9      Survival.

The covenants, agreements, representations and warranties of the Parties contained in this Agreement shall survive the execution and delivery of this Agreement, any due diligence investigation made by any party in respect of the transactions contemplated hereby and the Closing as follows: (a) the covenants and agreements contained herein shall survive until performed or for such shorter period as provided herein with respect thereto; and (b) the representations and warranties contained in Articles 3 and 4 of this Agreement shall survive until the close of business on the 365th calendar day after the Closing Date. No action or proceeding for indemnification pursuant to this Article 8 may be brought after the applicable expiration date, provided that, if prior to such date one Party hereto has notified another party hereto in writing of a claim for indemnity hereunder, such claim shall continue to be subject to indemnification in accordance herewith.

ARTICLE 9 - GENERAL PROVISIONS

9.1      Termination of Agreement.

This Agreement may be terminated as follows:

(a)       Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

(b)       Either Seller or Buyer may terminate this Agreement (by giving written notice of its intention to terminate and stating in detail the grounds therefor) at any time prior to the Closing in the event such other Party is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, which shall not have been waived by the non-breaching party and which is not cured as set forth in this Section 9.1(b). Any Party receiving such notice shall have thirty (30) days from the receipt thereof to cure the breach, at which time this Agreement shall terminate if the breach has not been cured, unless the non-breaching Party, in its sole discretion, extends the time available for cure of the breach.

(c)       Either Seller or Buyer may terminate this Agreement, upon written notice, if the Closing shall not have occurred on or before September 1, 1999 for any reason other than the failure or refusal of the Party seeking to terminate to perform any of its obligations hereunder.

(d)       Either Seller or Buyer may terminate this Agreement, upon written notice, if any Governmental Authority having competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, or the other agreements provided for herein, and such order, decree, ruling or other action shall have become final and non-appealable.

9.2      Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 9.1 hereof, such termination shall be the sole remedy, and, except with respect to Section 5.6, 5.7, 5.15, 9.3, 9.4 hereof, (a) this Agreement shall forthwith become void and (b) there shall be no liability on the part of Seller, Buyer or any of their respective Affiliates; provided, however, any breaching Party shall be fully liable for any and all Damages sustained or incurred by the other Party hereto, as a result of or arising from such breach and such other Party shall be entitled to seek any remedies available to it at law or in equity.

9.3      Failure to Close; Confidentiality.

If this Agreement is terminated prior to the Closing, Buyer shall return to Seller all documents and other information, including without limitation all originals and copies thereof, theretofore delivered to Buyer or its Affiliates by or on behalf of Seller or its Affiliates. In such event, neither Buyer nor its Affiliates shall retain copies of any such documents or other information disclosed by or on behalf of Seller or its Affiliates, and shall not thereafter disclose or use for any purpose any information conveyed to Buyer or its Affiliates in connection with the transaction contemplated hereby or concerning Seller or its Affiliates, except for disclosures or uses under the circumstances described in Section 5.15.

9.4      Specific Performance; Injunctive Relief.

Each of the Parties acknowledges, understands and agrees that any breach or threatened breach by it, any of its Affiliates or any of the representatives of any of them (as applicable) of Sections 5.9,5.15 and 9.3 hereof will cause irreparable injury to the other party and that money damages will not provide an adequate remedy therefor. Accordingly, in the event of any such breach or threatened breach, the non-breaching party shall have the right and remedy (in addition to any other rights or remedies available at law or in equity) to have the provisions of such Sections specifically enforced by, and to seek injunctive relief and other equitable remedies in, any court having competent jurisdiction.

9.5      Notices.

All notices hereunder shall be sent in writing and prepaid, either by first class mail, return receipt requested, express courier, facsimile, or messenger, as follows, unless otherwise notified in writing:

If to Buyer or any Principal:	MDF Acquisition Corp. c/o Jesse Hansen & Co. 222 Sutter Street San Francisco, California 94108-4445 Attn: President Fax: (415) 274-4567

with a copy to:	Cooley Godward LLP One Maritime Plaza, 20th Floor San Francisco, California 94111 Attn: Kenneth Guernsey, Esq. Fax: (415) 951-3699

If to Seller:	ALLERGAN, INC. 2525 Dupont Drive Irvine, California 92612, U.S.A. Attn: General Counsel Fax: (714) 246-4774

Any notice sent by mail shall be deemed given five (5) days after the deposit thereof. Any notice sent by facsimile shall be deemed given when sent (with receipt confirmed). Any notice sent by express courier, or messenger shall be deemed given when actually received.

9.6      Assignability, Successor and Assigns.

Neither Party shall be entitled to assign its rights or obligations under this Agreement without the other Party’s written consent, provided, however, that either Party (after providing written notice thereof to the other Party) may assign all or part of its rights and obligations hereunder to any of its Affiliates without the other Party’s consent, provided, further, however, that in the event of any such assignment to an Affiliate, the assignor shall remain fully liable for the fulfillment of all of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, and, to the extent any such successor or assign is not bound by operation of law, each Party shall cause such successor or assign to expressly agree in writing to be bound by this Agreement.

9.7      Severing Clause.

If any portion of this Agreement is held unenforceable, invalid or illegal by a court of competent jurisdiction, such portion shall be deemed to be of no force and effect and the Agreement shall be construed as if such portion had not been included herein.

9.8      No Third Party Beneficiaries.

No provision of this Agreement is intended or shall be deemed to be for the benefit of, or to confer any rights, legal or equitable, in any Person or entity other than the express Parties to this Agreement and their respective successors and permitted assigns.

9.9      Modification; Waiver.

This Agreement cannot be amended, changed, modified or supplemented orally, and no amendment, change, modification or supplement of this Agreement shall be recognized nor have any effect, unless the writing in which it is set forth is signed by Buyer and Seller, nor shall any waiver of any of the provisions of this Agreement be effective unless in writing and signed by the Party to be charged therewith. The failure of either Party to enforce, at any time, or for any period of time, any provision hereof or the failure of either Party to exercise any option herein shall not be construed as a waiver of such provision or option and shall in no way affect that Party’s right to enforce such provision or exercise such option. No waiver of any provision hereof shall be deemed to be, or shall constitute, a waiver of any other provision, or with respect to any succeeding breach of the same provision.

9.10    Applicable Law.

This Agreement shall be deemed to have been entered into within and shall be governed, construed and enforced in accordance with the laws of the State of California, without regard to the choice of laws principles thereof.

9.11    Effect of Schedules.

The Schedules hereto relate to certain matters concerning the disclosures required and the transactions contemplated by this Agreement. The inclusion of or reference to matters in a Schedule does not constitute an admission of what is material or the materiality of such matter. Disclosure on any Schedule in respect of any representation or warranty shall not constitute disclosure for purposes of all other representations or warranties in the absence of an explicit cross-reference to such other Schedule.

9.12    Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall be deemed one and the same document.

9.13    Headings.

The captions and headings contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof, and in the Schedules hereto, are inserted solely for convenience and ease of reference and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

9.14    Articles, Sections and Subsections.

Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

9.15    Ambiguities.

Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

9.16    Entire Agreement.

This Agreement, the Sublicense Agreement, the Development Agreement and the Supply Agreement contain the sole and entire agreement and understanding of the Parties hereto and their respective Affiliates and representatives related to the subject matter hereof and supersede all oral or written agreements concerning the subject matter made prior to the date of this Agreement. There are no agreements, covenants or undertakings with respect to the subject matter of this Agreement or the other agreements, documents, certificates or instruments referred to in this Section 9.16 other than those expressly set forth or referred to herein or therein and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the Parties hereto except those expressly made in this Agreement and such other agreements, documents, certificates and instruments.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by the respective duly authorized officers as of the date first above written.

MDF ACQUISITION CORP.		ALLERGAN, INC.

By:	/s/ John Hansen	By:	/s/ David E I Pyott
Name:	John Hansen	Name:	David E I Pyott
Title:	President	Title:	President & CEO

ALLERGAN SALES, INC.

		By:	/s/ Francis R. Tunney, Jr.
		Name:	Francis R. Tunney, Jr.
		Title:	Secretary

The Principals, jointly and severally, hereby unconditionally guarantee to Seller the full performance by Buyer of the obligations and agreements on the part of Buyer under Sections 2.2(a), 2.3, 5.6, 5.16, 7.1 and 8.2 of this Agreement (the “Guaranty”). In no event shall the Principals be liable for more than $3,500,000 In the aggregate under the Guaranty. Each Principal further represents and warrants that (a) it has the requisite corporate power and authority to make and perform this Guaranty, (b) the execution and delivery of this Guaranty have been duly authorized by all necessary corporate action on the part of the Principal, and (c) this Guaranty has been duly executed and delivered by the Principal and constitutes a legal, valid and binding obligation of the Principal.

JESSE HANSEN & CO.		DOCTORS FORMULA PTY LTD.

By:	/s/ John Hansen	By:
Name:	John Hansen	Name:
Title:	President	Title:

CONFIDENTIAL DRAFT

For Discussion Only

EXHIBIT A

Development Agreement

DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (the “Agreement”) is entered into effective as of June    , 1999 (the “Effective Date”), by and between ALLERGAN, INC., a Delaware corporation (“Allergan”), and MDF ACQUISITION CORP., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Buyer and Allergan have entered into that Purchase and Sale Agreement dated May          , 1999 (the “Purchase Agreement”) pursuant to which Buyer is purchasing some of the assets and assuming certain of the liabilities associated with Allergan’s M.D. Formulations® line of skin care products (the “Formulations Line”) and M.D. Forte® line of skin care products (the “Forte line”).

WHEREAS, a condition precedent to the consummation of the transactions described in the Purchase Agreement is the execution by both parties of this Agreement. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

AGREEMENT

In consideration of the premises, and other good and valuable consideration, receipt of which is hereby acknowledged by the parties, the parties agree as follows:

1.        PRODUCTS.

1.1      Pipeline Products.

(a)       Identity. Forte Line products under development prior to the Effective Date that are being transferred to Buyer are listed on Exhibit A attached hereto (the “Transferred Forte Pipeline Products”). Forte Line products under development prior to the Effective Date that are being retained by Allergan are listed on Exhibit B attached hereto (the “Retained Forte Pipeline Products”). Formulations Line products under development prior to the Effective Date that are being transferred to Buyer are listed on Exhibit C attached hereto (the “Transferred Formulations Pipeline Products”). Products or technologies under development prior to the Effective Date that will relate to both the Forte Line and the Formulations Line are listed on Exhibit D attached hereto (the “Crossover Pipeline Products”) (the Transferred Forte Pipeline Products, the Retained Forte Pipeline Products, the Transferred Formulations Pipeline Products and the Crossover Pipeline Products are hereinafter referred to collectively as the “Pipeline Product”). The applicable design specifications of the Pipeline Products are listed on Exhibits A, B, C and D (the “Pipeline Specifications”).

(b)       Continued Development. From the Effective Date until the Termination Date (as defined below) (the “Development Period”), Buyer shall use commercially reasonable efforts to develop the Pipeline Products substantially in accordance with the Pipeline Specifications. The parties shall agree in writing on a completion date (a “Completion Date”) for each Pipeline Product and a development budget for each such Pipeline Product. Such development budget shall include a schedule for payment of Allergan’s share of Buyer’s costs, as set forth in Section 1.1(c), below, and shall provide for a hold back of *** of the budgeted costs until development of said Pipeline Product is completed to Allergan’s reasonable satisfaction. Allergan understands and acknowledges that the development of any particular Pipeline Product in accordance with the Pipeline Specifications by the Completion Date may not be feasible and that Buyer may change such Pipeline Specifications or Completion Date with Allergan’s written consent, which shall not be unreasonably withheld. Buyer will not be in breach of its obligations hereunder if its reasonable commercial efforts are not sufficient to successfully complete the development of any particular Pipeline Product. Allergan agrees to use reasonable commercial efforts to assist Buyer in the continued development of Pipeline Products, including but not limited to, making its marketing staff reasonably available to Buyer for up to one day during any calendar month during the Development Period.

(c)       Costs. Allergan shall pay *** of Buyer’s Costs in developing the Transferred Forte Pipeline Products and *** of Buyer’s Costs in developing the Retained Forte Pipeline Products. Allergan shall pay *** of Buyer’s Costs allocated to developing any of the Crossover Pipeline Products into a Forte Line product and Buyer shall pay *** of the Buyer’s costs allocated to developing said Forte Line product into a Formulations Line product. During the first twelve (12) months of the Development Period, within five days after the end of each month, Buyer shall deliver to Allergan a written breakdown of its Costs for such month and Allergan shall promptly reimburse such Costs within thirty (30) days after receipt of such breakdown. Thereafter, within ten days after the end of each calendar quarter during the Development Period, Buyer shall deliver to Allergan a written breakdown of its Costs for such quarter and Allergan shall promptly reimburse such Costs within thirty (30) days after receipt of such breakdown. As used herein, “Costs” shall include, but not be limited to: direct or indirect research and development costs, administrative costs, and overhead costs and expenses, including the fees and expenses of vendors, experts and independent consultants, incurred by Buyer to develop Pipeline Products.

(d)       Ownership. Each party shall own the rights, title, and interest in the following products as follows:

1.         Transferred Forte Pipeline Products:

(i)        Buyer shall own all rights, title and interest in and limited to its Field of Use and Territory; it being understood that all such products shall be marketed only as Forte Line Products;

(ii)       Allergan shall own all rights, title and interest in the products both outside of Buyer’s Field of Use and outside the Territory.

***PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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2.         Retained Forte Pipeline Products:

(i)        Buyer shall own no rights, title or interest in any of these products;

(ii)       Allergan shall own all rights, title and interest in the products, both inside and outside of Buyer’s Field of Use and Territory; it being understood, however, that these products shall not be marketed as Formulations Line Products.

3.         Transferred Formulations Pipeline Products:

(i)        Allergan shall own no rights, title or interest in any of these products;

(ii)       Buyer shall own all rights, title and interest in these products in Buyer’s Field of Use and Territory; it being understood that all such products shall be marketed only as Formulations Line Products.

4.         Crossover Pipeline Products:

(i)        Buyer shall own all rights, title and interest in its Field of Use and Territory;

(ii)       Allergan shall own all rights, title and interest both outside Buyer’s Field of Use and outside the Territory.

(e)       Change in Specifications. After the acceptance of a Pipeline Product by Allergan pursuant to Section 1.3 hereof, the parties may mutually agree to change the Pipeline Specifications; provided, however, that any Pipeline Product whose Pipeline Specification is so changed shall continue to be a Pipeline Product and shall not become an Additional Product (as defined below) by virtue of such change.

1.2      Additional Products.

(a)       Development; Terms. During the Development Period, the parties may agree on additional formulations of products under the Forte Line (the “Additional Products”) (Pipeline Products and Additional Products may be hereinafter collectively referred to as the “Products”). In the event that the parties agree upon the specifications (“Additional Product Specifications”), costs, dates of partial or total completion and other terms and conditions of an Additional Product, they shall memorialize such understanding by completing and executing a Project Description in the form attached as Exhibit E (a “Project Description”), the terms of which shall be incorporated into and made a part of this Agreement. Buyer shall use commercially reasonable efforts to develop the Additional Product referenced in a Project Description. Allergan understands and acknowledges that the development of any particular Additional Product in accordance with the agreed-upon terms and Additional Product

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Specifications in the Project Description may not be feasible and that Buyer may change such terms and Additional Product. Specifications with Allergan’s written consent, which shall not be unreasonably withheld. Buyer will not be in breach of its obligations hereunder if its reasonable commercial efforts are not sufficient to successfully complete the development of any particular Additional Product Allergan agrees to use reasonable commercial efforts to assist Buyer in the continued development of Additional Products.

(b)       Additional Products Ownership. The parties agree that each party is the sole and exclusive owner of all right, title and interest in any Additional Product proposed by such party, provided, however, that Allergan hereby grants and assigns to Buyer an irrevocable license to any technology invented by Buyer during the course of the development work for Allergan under this Agreement, whether patentable or not, that is necessary or useful to the manufacture or distribution of the Products. Buyer hereby grants to Allergan an exclusive royalty-free right and license to distribute and sell any Additional Product owned by Buyer and accepted pursuant to Section 1.3 hereof in the United States, and Allergan hereby grants to Buyer an exclusive royalty-free right and license to distribute and sell any Additional Product owned by Allergan and accepted pursuant to Section 1.3 hereof in Buyer’s Field of Use and Territory. Notwithstanding the above. Buyer shall not develop any Additional Product as a Formulations Line product.

1.3      Acceptance. No later than one hundred twenty (120) days prior to a Completion Date, Buyer shall deliver to Allergan a sufficient number of samples of the Product to enable Allergan to Allergan to evaluate such Product for substantial conformance with the Pipeline Specifications or the Additional Product Specifications, as appropriate. Allergan shall conduct such evaluation and within thirty (30) days of delivery of each Product (the “Acceptance Test Period”) Allergan will notify Buyer in writing whether it accepts or rejects that Product If Allergan rejects the Product, it shall give Buyer written notice of the deficiencies therein. Buyer shall have sixty (60) days from such notice to remedy such deficiencies and resubmit the Product to Allergan for an additional thirty (30) day period (the “Retest Period”).If Allergan determines during the Retest Period that such deficiencies have not been remedied, Allergan may at its option either (i) declare that such deficiencies continue to exist and repeat the procedures set forth in this Section 1.3 or (ii) terminate this Agreement as it relates to said rejected Product and Buyer will, thereafter, upon Allergan’s request, transfer all rights to said rejected Product to Allergan . Upon Allergan’s notice to Buyer that it has accepted the Product, Buyer shall promptly provide to Allergan ten (10) samples of such Product and the final formulation of such Product Allergan shall bear all of its costs and expenses incurred in testing and accepting a Product pursuant to this Section 1.3.

1.4      Limitations On Use. The parties agree that each shall use the Products and the Confidential Information (as defined below) of the other party solely for the purposes specified in this Agreement and for no other purpose. Each party’s permitted use of the Products shall be in compliance with all applicable laws and regulations.

1.5      Exclusivity. Allergan hereby agrees that from the Effective Date until the Termination Date, except for Products licensed to Allergan by Buyer under Section 1.2 (b), Allergan shall not enter into any negotiations or agreements with any third party relating to the development or commercialization of any of the Products owned by Buyer.

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1.6      Marketing Support. During the Development Period, subject to the limitations described below. Buyer shall make Joseph Lewis and/or other employee(s) of Buyer reasonably acceptable to Allergan, available to Allergan to provide Allergan with marketing support for the Forte Line in the United States. In order to obtain such support, Allergan must deliver a notice in writing (a “Notice”) to Buyer at least 2 weeks in advance of the first date that Allergan desires such staff specifying the number of staff members desired and the hours to be worked by each staff member per day. Buyer’s staff members shall be available up to a maximum of thirty (30) aggregate business days in any consecutive twelve (12) month period, and up to five (5) consecutive business days in any consecutive twelve (12) month period. For the purposes herein, one business day consists of eight consecutive hours with a one-hour lunch break and shall be any day other than a Saturday or Sunday on which national banks in San Francisco, California are open for business. Buyer may decline to make its staff available in the amount(s) and at the times specified in any Notice if Buyer reasonably determines that the operation of its business would be materially impaired as a result. Promptly after receipt of a Notice, Buyer shall notify Allergan whether Buyer can make its staff available as requested in such Notice. The daily fee to be paid by Allergan to Buyer for the use of such staff shall be *** per day per staffperson. During the Development Period, on the first day of each month; Allergan shall pay Buyer a nonrefundable retainer of *** which shall be applied, to such daily fees. Allergan shall pay all travel costs incurred by such staff in traveling to Allergan’s office(s) and Buyer shall continue to pay the salary and other benefits of such staff during any period that such staff works for Allergan. Buyer hereby agrees to assign to Allergan all right, title and interest in and to any work product created by its staff members, or to which such staff members contribute, pursuant to this Agreement, including all copyrights, trademarks and other intellectual property rights contained therein. The relationship of Buyer’s staff members with Allergan is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Such staff members will not be entitled to any of the benefits which Allergan may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits.

1.7      Regulatory Support. During the Development Period, Buyer shall make its staff reasonably available, up to a cumulative maximum of approximately *** aggregate business days (defined as set forth in Section 1.6) in any consecutive twelve (12) month period, and up to five (5) consecutive business days (defined as set forth in Section 1.6) in any consecutive twelve (12) month period, to prepare any required filings to be submitted to any industry regulatory group or governmental agency in connection with the marketing or sale by Allergan of the Products. Buyer shall be solely responsible for such filings. During the Development period, on the first day of each month, Allergan shall pay Buyer a nonrefundable retainer of *** per month for such services. Buyer shall have no obligation to make its staff available to Allergan for regulatory support purposes in excess of the amount listed above; provided, however, that in the event Buyer shall agree to do so at Allergan’s request, the parties shall agree on the fee to be paid by Allergan to Buyer for such use of Buyer’s staff.

2.        CONFIDENTIALITY.

2.1      Generally. Subject to the limitations set forth in this Section 2.1 all information disclosed to the other party and identified orally or in writing by the disclosing party

***PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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as confidential shall be deemed “Confidential Information” of the disclosing party. In particular, Confidential Information shall be deemed to include, but not be limited to, the Products and any documentation relating thereto, any patent application or drawing or potential patent claim the subject matter of which is derived from information disclosed hereunder, any trade secret, information, invention, idea, samples, process, method, procedures, formulations, packaging designs and materials, test data relating to any research project, work in process, future development, engineering, manufacturing, regulatory, marketing, servicing, financing, or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, clients, customers, employees, investors or business, whether in oral, written, graphic or electronic form. The term “Confidential Information” shall not be deemed to include information which (a) at the time of disclosure by the disclosing party, or afterwards becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information, as evidenced by its records except where the same was previously disclosed by the disclosing party to the receiving party under the terms of a confidentiality agreement; (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving party without use of Confidential Information of the other party; (e) is the subject of a written permission to disclose provided by the disclosing party; (f) is required to be disclosed by law; or (g) is required to be disclosed to establish rights or enforce obligations under this Agreement, but only to the extent such disclosure is necessary.

2.2      Use and Nondisclosure. During the term of this Agreement and for a period of five (5) years after termination hereof (ten (10) years with respect to information pertaining to manufacturing processes and know-how), each party shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any third party (other than as provided in Section 2.3 hereof) or use any Confidential Information for any unauthorized purpose. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States.

2.3      Employees. The parties shall advise their employees who might have access to Confidential Information of the confidential nature thereof and agree that their employees and agents shall be bound by the terms of this Agreement. No Confidential Information shall be disclosed to any employee who does not have a need for such information. Each party may disclose Confidential Information to its Affiliates to the extent required to accomplish the purposes of this Agreement. As used herein, “Affiliate” means with respect to each party, any corporation or other business entity which (a) directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign organization in a particular jurisdiction) having the power to vote or direct the affairs of such entity, or (b) directly or indirectly controls, is controlled by or is under common control with such party. As used herein, the term “control” means possession of the power to direct, or cause the direction of the management and policies of a corporation or other entity whether through the ownership of voting securities, by contract or otherwise.

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3.        INDEMNITY; WARRANTIES.

3.1      Indemnity. Each party (“indemnitor”) hereby agrees to indemnify, and hold the other party (“indemnitee”) harmless from and against any claims, suits and proceedings, and all damages, losses, costs, recoveries and expenses, including reasonable legal expenses and costs (including attorneys’ fees), which indemnitee may incur, arising out of any third party claim of property damages or personal injury or death arising from the Products or in connection with the infringement or alleged infringement of any patent, copyright, trade secret or other proprietary rights of a third party arising in connection from the development of any Product. Notwithstanding the above, indemnitor’s obligation to indemnify and hold indemnitee harmless shall not extend to claims resulting from the negligence or wilful misconduct of indemnitee and is conditioned upon indemnitor receiving prompt written notice and cooperation in the defense of any such claim by indemnitee.

3.2      Limitation on Warranties. BUYER MAKES NO WARRANTIES UNDER THIS AGREEMENT, EXPRESSED OR IMPLIED, RELATING TO THE PRODUCTS, INCLUDING BUT NOT LIMITED TO WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE PROVIDED HOWEVER BUYER WARRANTS THAT ANY PRODUCT, DEVELOPED BY BUYER IN ACCORDANCE WITH SECTION 1.1(b), SHALL BE SAFE WHEN USED FOR ITS INTENDED PURPOSE.

3.3      Waiver of Consequential Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OR FOR ANY CLAIM, WHETHER IN AN ACTION IN STATUTE, CONTRACT OR TORT, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OF THE LICENSES GRANTED HEREUNDER, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

4.        TERM; TERMINATION.

4.1      Term. Unless earlier terminated pursuant to Section 4.2 hereof, this Agreement shall continue until the date that is four (4) years and six (6) months after the Effective Date (the “Extension Termination Date”); provided, however, this Agreement shall continue only until the date that is two (2) years and six (6) months after the Effective Date (the “Initial Termination Date”) if either party gives written notice to the other party at least ninety (90) days prior to the Initial Termination Date that this Agreement shall terminate on the Initial Termination Date. The date upon which this Agreement is to terminate pursuant to the foregoing sentence is referred to herein as the “Termination Date”.

4.2      Termination for Breach. Either party shall have the right to terminate this Agreement in the event that the other party: (a) becomes bankrupt or insolvent, files for protection from creditors, suffers a receiver to be appointed or makes an assignment for the benefit of creditors; or (b) fails to comply with any of the material provisions of this Agreement, and such condition is not remedied within [thirty (30)] days after written notice thereof has been given by the non-breaching party.

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4.3      Consequences of Termination. If this Agreement is terminated pursuant to Section 4.2 hereof, then: (a) each party shall return to the other all materials and specifications relating to products owned by such other party; (b) Buyer shall cease the development and manufacture of Products owned by Allergan; and (c) the other respective rights and obligations of the parties under this Agreement will terminate.

4.4      Survival. Sections 1.1(d), 1.2(b), 1.4, 2, 3 and 4 hereof shall survive termination of this Agreement.

5.        MISCELLANEOUS.

5.1      Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

5.2      Independent Contractors. The parties shall perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement shall be construed to be inconsistent with such relationship or status. This Agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

5.3      Publicity. Any public disclosure of this Agreement or of the activities or rights hereunder, including but not limited to press releases, shall be reviewed and consented to by each party prior to such disclosure; provided, however, that the foregoing shall not apply to make such disclosures (a) as may be required by law (including securities laws), provided that the party subject to such law shall seek confidential treatment of key commercial and scientific terms to the extent such treatment is available under law; (b) made in connection with an assertion of its rights under this Agreement; (c) made under a binder of confidentiality to any person or entity who may be interested in investing in or acquiring all or substantially all of the assets or securities of such party, or (d) made to its financial advisors provided that such party has used its best efforts in good faith to obtain a binder of confidentiality. Any consent required hereunder shall not be untimely or unreasonably withheld by either party.

5.4      Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5      Entire Agreement. This Agreement, together with any Exhibits hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

5.6      Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.7      Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of both parties hereto. The rights of any party hereto under this Agreement may be waived only by such party.

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5.8      Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Buyer’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.9      Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the addresses set forth on the signature page hereof or at such other address as any party hereto may designate by ten (10) days advance written notice to the other party hereto.

5.10    Expenses. Subject to Section 1.1(c), above, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

5.11    Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.12    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.13    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

“Allergan”

ALLERGAN, INC.

By:

[Print Name and Title]

Address:

2525 Dupont Drive
Irvine, CA 92612
Attention: General Counsel
Telecopier: (714) 246-4774

“Buyer”

MDF ACQUISITION CORP.

By:

[Print Name and Title]

Address:

222 Sutter Street
San Francisco, CA 9410-4445
Attention: John Hansen
Telecopier: (415) 274-4567

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EXHIBIT A

TRANSFERRED FORTE PIPELINE PRODUCTS

***

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EXHIBIT B

RETAINED FORTE PIPELINE PRODUCTS

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EXHIBIT C

TRANSFERRED FORMULATIONS PIPELINE PRODUCTS

***

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EXHIBIT D

CROSSOVER PIPELINE PRODUCTS

***

***PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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EXHIBIT E

Form of Project Description

Description of Additional Project:

Specifications:

Completion Date:

(or)

Development Milestones:

Development Fees:	$

Cost Per Unit:	$

AGREED AND ACKNOWLEDGED:

ALLERGAN, INC.

By:	Date:

[Print Name and Title]

MDF ACQUISITION CORP.

By:	Date:

[Print Name and Title]

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CONFIDENTIAL DRAFT

For Discussion Only

EXHIBIT B

Sublicense Agreement

SUBLICENSE AGREEMENT

This Sublicense Agreement is entered into this                 day of                , 1999 (the “Effective Date”) by and between ALLERGAN, INC., a Delaware corporation (“ALLERGAN”), and MDF ACQUISITION CORP., a Delaware corporation (“SUBLICENSEE”).

RECITALS

WHEREAS, ALLERGAN is a non-exclusive licensee under a certain License Agreement dated July 1, 1995 between Harold Pharmacal, Inc. and Tristrata Technology, Inc. by virtue of a prior acquisition of Harold Pharmacal, Inc. by Allergan attached hereto as Appendix I (hereafter “Prior License Agreement”); and

WHEREAS, SUBLICENSEE desires to obtain a sublicense under the Prior License Agreement for the Products (as hereinafter defined) in the Territory (as hereinafter defined) and the Field of Use (as hereinafter defined) and ALLERGAN is willing to grant such sublicense subject to consent of Tristrata Technology, Inc. and SUBLICENSEE’S undertaking to be bound by all of the applicable terms of provisions of the Prior License Agreement.

NOW THEREFORE, in consideration of the foregoing and the covenants and conditions set forth below, ALLERGAN and SUBLICENSEE hereby agree as follows:

1.        Definitions

1.1       The definitions provided in Article 2 of the Prior License Agreement shall be the same as used in this Sublicense Agreement when applied to the SUBLICENSEE in place of the term “LICENSEE” used in the Prior License Agreement. Unless otherwise defined, capitalized terms used in this Sublicense Agreement shall have the meanings given to such terms in the Prior License Agreement.

1.2       “Field of Use” means the research, development, manufacture, marketing, and sale of alpha hydroxy acid-based skin care products, (1) to skin care aestheticians worldwide and (2) to Physicians (as that term is defined in the concurrently executed Purchase and Sale Agreement) outside of the United States and its territories and possessions (the “United States”) but expressly excluding the manufacturing, marketing, selling or distribution of such products to Physicians in the United States.

1.3.      “Products” means aesthetic skin care products marketed as M.D. Formulations® and M.D. Forte®.

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1.4       “Territory” means with respect to the M.D. Formulations® product line, worldwide and, with respect to the M.D. Forte® product line, worldwide with the exception of the United States

2.        Grant

2.1       Subject to the terms and conditions of the Prior License Agreement and this Sublicense Agreement, ALLERGAN grants to SUBLICENSEE and Affiliates of SUBLICENSEE under the Licensed Patent Rights, a non-exclusive license to make, have made, use, sell and distribute the Products in the Territory in the Field of Use. ALLERGAN agrees not to grant to any party other than SUBLICENSEE or its Affiliates any license under the Licensed Patent Rights to make, have made, use, sell and distribute the Products in the Territory in the Field of Use.

2.2       SUBLICENSEE acknowledges that it will have no right to use the trademark “M.D. Forte” outside of the Territory.

3.        Payments, Royalties and Reports

3.1       In consideration of the sublicense granted herein, SUBLICENSEE shall pay to ALLERGAN the royalties payable by “LICENSEE” set forth in Article 4.01 of the Prior License Agreement.

3.2       SUBLICENSEE further agrees to pay 45% of the minimum royalties provided in Article 4.03 of the Prior License Agreement.

3.3       The remaining terms of Article 4 of the Prior License Agreement shall apply except that SUBLICENSEE shall deliver to ALLERGAN the required records and payments within thirty (30) days after the close of each calendar quarter.

4.        Representation and Warranties; Limitations

4.1       The parties agree that the terms of Article 5 of the Prior License Agreement with respect to “Licensor” shall apply to ALLERGAN, except that Section 5.01 is subject to the consent of Tristrata Technology, Inc.

5.        Transferability

5.1       The parties agree that the terms of Article 6 of the Prior License Agreement in respect to “LICENSOR” shall apply to ALLERGAN and with respect to “LICENSEE” shall apply to SUBLICENSEE, except that in addition, any permitted assignment by SUBLICENSEE shall require the prior written consent of Tristrata Technology, Inc.

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6.        Notices

The parties agree to the terms of Article 13 of the Prior License Agreement; those with respect to “LICENSEE” shall apply to:

MDF ACQUISITION CORP.
c/o Jesse Hansen & Co.
222 Sutter Street
San Francisco, CA 94108-4445
Attn: President

and with respect to “LICENSOR” shall apply to:

Allergan, Inc.
2525 Dupont Drive
Irvine, California 92612
Attn: General Counsel

7.         Other

The parties agree the terms of Articles 1, 6, 8, 9, 10, 11.01, 11.03 and 15 with respect to “LICENSOR” shall apply to ALLERGAN and with respect to “LICENSEE” shall apply to SUBLICENSE, except that ALLERGAN shall have no obligation to enforce the Patent Rights other than to request the same be enforced by Tristrata Technology, Inc.

IN WITNESS WHEREOF, the parties have duly executed this Sublicense Agreement as of the date first written above.

ALLERGAN, INC.	MDF ACQUISITION CORP.

By:	By:

Title:	Title:

Date:	Date:

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EXHIBIT I

LICENSE AGREEMENT

THIS AGREEMENT, entered into and effective as of the 1st day of July, 1995 (the “Effective Date”) by and between TRISTRATA TECHNOLOGY, INC., a Delaware corporation having its principal place of business at 1105 North Market Street, Suite 1300, P.O. Box 8985, Wilmington, Delaware 19899 (hereinafter referred to as “LICENSOR”) and Herald Pharmacal, Inc. a North Carolina corporation having a principal place of business at 6503 Warwick Road, Richmond, Virginia 23225, (hereinafter referred to as “LICENSEE”);

RECITALS

WHEREAS, LICENSEE in the course of its business sells cosmetic and skin care products and is interested in obtaining from LICENSOR a license to make, have made, use, distribute and/or sell Licensed Products under the Licensed Patent Rights (as hereinafter defined); and

WHEREAS, LICENSOR owns or has the right to grant licenses under the Licensed patent Rights (as hereinafter defined) for use in connection with the Licensed Products (as hereinafter defined, subject to the pre-existing exclusive rights of Avon Products, Inc. and certain of its affiliated companies (“Avon”) pursuant to the attached portions of a License Agreement, effective April 1, 1994 between LICENSOR and Avon (the “Avon License Agreement”)); and

WHEREAS, LICENSEE has independently examined those portions of the licensed Patent Rights (as hereinafter defined) consisting of the prosecution histories of the issued patents listed on Schedule A hereto and, to the best of LICENSEE’S knowledge and belief, the Licensed Patent Rights are valid and enforceable; and

WHEREAS, subject to, and upon, all of the terms and conditions of this Agreement, LICENSOR is willing to grant to LICENSEE a non-exclusive license to make, have made, use and sell the Licensed Products (as hereinafter defined);

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, promises and agreements set forth herein, LICENSOR and LICENSEE hereby mutually agree as follows:

ARTICLE I – GENERAL

1.01          Subject to all of the terms and conditions hereunder, the terms of this Agreement supersede and cancel the prior license agreement between Herald Pharmacal, Inc. and Drs. Eugene J. Van Scott and Ruey J. Yu entered into April 1, 1988.

1.02          All capitalized terms used in this Agreement (other than the names of parties and Article headings) shall have the meanings established for such terms herein.

1.03          LICENSEE acknowledges that LICENSEE has been advised by LICENSOR of the rights granted by LICENSOR pursuant to the Avon License Agreement, as set forth in the pages of the Avon License Agreement attached hereto, and that, notwithstanding anything to the contrary in this Agreement, LICENSEE’S rights hereunder are subject to such rights of Avon.

1.04          LICENSEE has independently examined those portions of the Licensed patent Rights (as defined in Section 2.02), consisting of the prosecution histories of the issued patents listed on Schedule A hereto and, to the best of LICENSEE’S knowledge and belief, the Licensed Patent Rights are valid and enforceable, and LICENSEE is desirous of obtaining a license from LICENSOR under said Licensed Patent Rights upon all of the terms and conditions set forth in this Agreement.

ARTICLE II – DEFINITIONS

2.01          “Excluded Channel of Trade” shall mean the mail order, multi-level and direct door-to-door markets. Notwithstanding the Excluded Channel of Trade herein, LICENSEE may process orders made by customers of LICENSEE as a result of 800 telephone, toll-free telephone or telephone orders, provided that LICENSEE and its Affiliates shall not employ television, including without

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limitation, television infomercials, to advertise any 800 telephone, toll-free telephone or any telephone numbers to take, process or receive sales orders.

2.02          “Licensed Patent Rights” shall mean, subject to the specific exclusions set forth in Sections 1.03 and 2.03, those portions of the United States patents and United States patent applications set forth in Schedule A hereto and all issued divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof: (a) covering only cosmetic and dermatologic preparations containing glycolic acid and/or its salts for: (1) the treatment of human skin wrinkles and/or fine lines on the human skin; (2) the treatment of dry skin; (3) as a skin cleanser; (4) as a hair conditioner; (5) as a shampoo; (b) covering only cosmetic and dermatologic preparations containing glycolic acid and/or its salts, in combination with salicylic acid for the treatment of acne; and (c) covering only cosmetic and dermatologic preparations containing glycolic acid and/or its salts in combination with two percent (2%) or less of hydroquinone for the treatment of pigmented spots on human skin.

2.03          Notwithstanding anything herein to the contrary, “Licensed Patent Rights” shall not include any rights to a patent or patent application on an invention unless such rights relate to:

(a)   glycolic acid and/or its salts; and

(b)   a method for using glycolic acid and/or its salts or compositions containing glycolic acid and/or its salts, for: (1) the treatment of human skin wrinkles or fine lines on the human skin by topically applying compositions containing glycolic acid or a salt thereof to human skin; (2) the treatment of dry skin; (3) as a skin cleanser; (4) as a hair conditioner; and (5) as a shampoo;

(c)   a method for using glycolic acid and/or its salts, in combination with salicylic acid for the treatment of acne; or

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(d)   a method for using glycolic acid and/or its salts, in combination with two percent (2%) or less of hydroguinone for the treatment of pigmented spots on human skin.

2.04          “Licensed Products” shall include any cosmetic and/or dermatologic preparation covered by the Licensed Patent Rights (a) containing glycolic acid and/or its salts: (1) for the treatment of human skin wrinkles and/or fine lines on the human skin; (2) the treatment of dry skin; (3) as a skin cleanser; (4) as a hair conditioner; (5) as a shampoo; or (b) cosmetic and dermatologic preparations containing glycolic acid and/or its salts, in combination with salicylic acid for the treatment of acne; or (c) cosmetic and dermatologic preparations containing glycolic acid and/or its salts in combination with two percent (2%) or less of hydroguinone for the treatment of pigmented spots on human skin.

2.05          “Territory” shall mean the United States, its possessions and territories and the Commonwealth of Puerto Rico.

2.06          An “Affiliate” of LICENSEE shall mean (a) subject to the provisions of Section 3.04 below, any wholly owned entities of LICENSEE listed on Schedule B hereto, as said Schedule B shall from time to time be updated promptly by LICENSEE; and (b) subject to the provisions of Section 6.02 hereof, any person, corporation, partnership or other entity which directly or indirectly controls, is controlled by, or in under common control with LICENSEE. Affiliates of LICENSEE shall be subject to all of the provisions of this Agreement.

2.07          An “Affiliate” of LICENSOR shall mean any person, corporation, partnership or other entity which directly or indirectly controls, is controlled by, or is under common control With, LICENSOR.

ARTICLE III – LICENSE GRANT

3.01          Subject to all of the terms and provisions of this Agreement, LICENSOR grants to LICENSEE and Affiliates of

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LICENSEE (as defined in Section 2.06) under the Licensed Patent Rights a non-exclusive license to make, have made, use, sell, and distribute in the Territory Licensed Products except through the Excluded Channel of Trade. Notwithstanding any provisions herein to the contrary, no rights are granted hereunder by LICENSOR to LICENSEE or any Affiliate of LICENSEE to make, have made, use or sell any Licensed Products outside the Territory (as defined in Section 2.05). LICENSEE hereby covenants and agrees that it will not, directly, indirectly or by the use of others, make, have made, use, sell or distribute Licensed Products outside the Territory.

3.02          Notwithstanding any provision herein to the contrary, no right is granted or otherwise conveyed by this license agreement to any entity other than LICENSEE and, to the extent provided in Schedule B to this Agreement as said Schedule B may be updated from time to time, the Affiliates of LICENSEE, to make, have made, use, sell or otherwise dispose of Licensed Products, except for resale or use by customers of LICENSEE and its Affiliates.

3.03          Licensed Products of LICENSEE and its Affiliates are currently sold and/or distributed in the Territory under the brand names and/or trademarks (the “Licensee Marks”) listed on Schedule C hereto. Schedule C hereto will be promptly updated by LICENSEE should LICENSEE, make, have made, use, distribute or sell Licensed Products other than under the Licensee Marks listed on Schedule C.

3.04          As a condition to receiving the license under the Licensed Patent Rights hereunder; each Affiliate of LICENSEE must first execute and deliver to LICENSOR a written instrument in the form provided in Exhibit A hereto pursuant to which such Affiliate of LICENSEE agrees with LICENSOR to be bound by all of the terms and provisions of this Agreement applicable to LICENSEE. LICENSEE hereby unconditionally guarantees the compliance and performance by each Affiliate of LICENSEE with and of all of the provisions of this Agreement, including, without limitation, the payments of all amounts due to LICENSOR pursuant to any of the

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provisions of this Agreement.

3.05          The term of this Agreement and of the license granted hereunder shall commence as of the Effective Date and shall expire or terminate upon the expiration of the last to expire of the Licensed Patent Rights or upon the earlier termination of this Agreement pursuant to any of the provisions of Article VII of this Agreement.

3.06          Subject to Section 8.03 hereof, LICENSOR specifically reserves the right to, and to grant licenses to others to, make, have made, use, sell or otherwise dispose of Licensed Products within or without the Territory on such terms as LICENSOR may deem appropriate.

3.07          During the term of this Agreement, LICENSEE and its Affiliates shall not be obligated to pay more than one royalty with respect to the same unit of Licensed Product regardless of the number of claims of the Licensed Patent Rights covering said Licensed Product. However, no license, express or implied, is granted hereunder to any other patent rights or under any other patents or technology owned, used, or otherwise controlled by LICENSOR or any Affiliate of LICENSOR, other than under the Licensed Patent Rights.

ARTICLE IV – PAYMENTS, ROYALTIES AND REPORTS

4.01          In consideration for the licenses granted to LICENSEE hereunder, LICENSEE and permitted Affiliates of LICENSEE shall pay to LICENSOR in the manner set forth below, payable quarterly, royalties on the annual Net Sales of Licensed Products made during such quarter by LICENSEE or Affiliates according to the following schedule:

(a)   *** of Net Sales between *** and *** plus;

(b)   *** of Net Sales between *** and *** plus;

***PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(c)   *** of Net Sales between *** and ***; and

(d)   *** of Net Sales in excess ***.

4.02          LICENSOR and LICENSEE agree that the methodology used to calculate the payments and royalties set forth herein is fair, reasonable and the most administratively convenient way to make the calculations.

4.03          Notwithstanding the schedule set forth in Section 4.01 above, in consideration of the license granted to LICENSEE hereunder, LICENSEE will pay to LICENSOR a minimum annual royalty of ***, to be paid in equal amounts on a quarterly basis, on January 1, April 1, July 1 and October 1 of each calendar year, commencing on July l, 1995. The minimum annual royalty payment shall increase to *** in the second year of this Agreement and shall increase *** each year over the preceding year’s minimum annual royalty payment during the term of this Agreement, until such time as the minimum annual payment reaches ***. Upon reaching ***, the minimum annual payment shall remain at that amount for each subsequent year during the term of this Agreement. Such minimum annual royalty payments are creditable against the royalty from LICENSEE’S sale of Licensed Products for the same years.

4.04          For purposes of this Agreement, “Net Sales” shall mean the gross amounts received by LICENSEE or an Affiliate of LICENSEE from or on account of the sale of Licensed Products to independent third parties, less the aggregate of the following amounts: (i) discounts, including cash discounts, or rebates actually allowed or granted, and (ii) credits or allowances actually granted by LICENSEE or an Affiliate of LICENSEE upon claims or returns. All royalties due to LICENSOR under this

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agreement shall be based upon the sales price of the Licensed Products sold hereunder to an unaffiliated third-party. Sales are considered made for the purposes of this Agreement when invoiced by LICENSEE or an Affiliate of LICENSEE.

4.05          During the term of this Agreement as specified in Section 3.05, LICENSEE shall, and shall cause its Affiliates to, maintain complete and accurate records of all sales of Licensed Products and all payments due to LICENSOR hereunder. LICENSEE shall deliver to LICENSOR within sixty (60) days after the close of each calendar quarter, a true and accurate written report, certified as true and correct by an officer of LICENSEE, setting forth the gross dollar amounts received by LICENSEE and Affiliates of LICENSEE for the sales of Licensed Products; the calculation of Net Sales (including a separate statement of the amounts deducted pursuant to clauses (i) and (ii) of Section 4.04 to determine Net Sales); and the computation of the royalties to be paid to LICENSOR by LICENSEE and Affiliates of LICENSEE for such period. Each such report shall segregate the gross and net dollar sales amounts separately for LICENSEE and each Affiliate of LICENSEE.

4.06          Simultaneously with providing the report required in Section 4.05, LICENSEE shall pay to LICENSOR in United States Dollars the entire amount of royalties due to LICENSOR for the calendar quarter on account of which such report is made and submitted.

4.07          LICENSOR shall have the right, at its own expense, to request an audit of any quarterly period ending not more than three (3) years prior to the date of such request, and to appoint an independent accountant to perform such audit. The independent accountant appointed by LICENSOR shall have access to the business records of LICENSEE and Affiliates of LICENSEE which are necessary or appropriate to verify the royalties payable to LICENSOR pursuant to this Agreement. The independent accountant shall keep confidential information received from LICENSEE or its Affiliates, except for information necessary for disclosure to LICENSOR to report on the accuracy of LICENSEE’s reports. In the

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event that a deficiency of four percent (4%) or more is discovered between the actual royalty payment due to LICENSOR and the amount of the royalty payment specified in the written report submitted by LICENSEE to LICENSOR pursuant to Section 4.05, LICENSEE shall bear the costs of the audit conducted by LICENSOR.

4.08          No amounts due hereunder shall be withheld by LICENSEE or Affiliates of LICENSEE, whether due to a claim of set-off or any other claim by LICENSEE of any amount due to LICENSEE from LICENSOR, except for a specific amount withheld by LICENSEE or an Affiliate due to a claimed breach of a specific provisions of this Agreement. Any withholding of any such specific amounts by LICENSEE or an Affiliate shall require a notice from LICENSEE, in advance of the date the amount would otherwise be due, stating: (a) the amount withheld; (b) a specific statement of the breach(es) of this Agreement claimed by LICENSEE or an Affiliate; and (c) the specific provisions(s) of this Agreement for which the breach(es) is/are claimed.

ARTICLE V – REPRESENTATIONS AND WARRANTIES; LIMITATIONS

5.01          LICENSOR represents that it has the full authority to grant to LICENSEE the rights with respect to the Licensed Patent Rights in accordance with the provisions of this Agreement.

5.02          LICENSOR MAKES NO REPRESENTATIONS TO LICENSEE, EXTENDS NO WARRANTIES OF ANY NATURE, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND HEREBY DISCLAIMS ANY AND ALL WARRANTIES, AND LICENSOR ASSUMES NO LIABILITIES OR RESPONSIBILITIES OF ANY NATURE WHATSOEVER WITH RESPECT TO THE MANUFACTURE, DISTRIBUTION, SALE, USE OR OTHER DISPOSITION BY LICENSEE OR ANY AFFILIATE OF LICENSEE, OR ANY VENDEE OR OTHER TRANSFEREE OR USER OF ANY OF THE LICENSED PRODUCTS OR OTHER PRODUCTS WHICH INCORPORATE, OR ARE FORMULATED OR MANUFACTURED BY USE 0F, ANY OF THE LICENSED PATENT RIGHTS OR ANY OTHER INFORMATION FURNISHED BY OR IN CONNECTION WITH THIS AGREEMENT.

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5.03          LICENSOR MAKES HO REPRESENTATION OR WARRANTY AND IN NO EVENT SHALL LICENSOR OR ANY AFFILIATE OF LICENSOR BE LIABLE OR RESPONSIBLE TO LICENSEE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

5.04          Without limiting the disclaimers set forth in Sections 5.02 and 5.03, nothing in this Agreement shall be construed as:

(a)       a warranty or representation by LICENSOR as to the validity or scope of any patent included within the Licensed Patent Rights

(b)      a warranty or representation by LICENSOR that anything made, used or sold or otherwise disposed of by LICENSEE under this Agreement is or will be free from infringement of patents of third persons;

(c)       a requirement or obligation that LICENSOR furnish to LICENSEE any technical or manufacturing information concerning Licensed Products, or any of the substance of pending patent applications other than those included in the Licensed patent Rights;

(d)      a grant by LICENSOR of any right to use in advertising, publicity, or otherwise a trademark, trade name or image and likeness of LICENSOR or its Affiliates, or any name or likeness of their respective employees, officers, or the inventors of any of the patents or patent applications included within the Licensed Patent Rights;

(e)       a representation or warranty by LICENSOR as to the usefulness, fitness, merchantability or suitability of any product to be manufactured sold or otherwise distributed by LICENSEE or any Affiliate of LICENSEE.

ARTICLE VI – TRANSFRABILITY OF RIGHTS AND OBLIGATIONS

6.01          This Agreement shall be binding upon any successor or assign of LICENSOR. LICENSOR may assign any of its

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rights and obligations hereunder, in whole or in part, without the prior written consent of LICENSEE.

6.02          LICENSEE may not assign its rights and obligations under this Agreement to a third-party without the prior approval of LICENSOR, which approval shall be requested by LICENSEE in the manner provided in Section 13.01 hereof. In any event, assignment of LICENSEE’S rights and obligations hereunder is effective only upon a writing executed by LICENSEE’S permitted assignee in accordance with Section 3.04 hereof. LICENSOR shall respond to LICENSEE'S written request for approval of assignment of this Agreement within thirty (30) days of receipt of LICENSEE’S request for approval. In the event LICENSOR does not respond to such request within such thirty (30) day period, LICENSOR will be deemed to have consented to the assignment requested in LICENSEE’S notice provided the assignee executes the writing in accordance with Section 3.04 hereof. LICENSOR’S consent to an assignment under this Section 6.02 will not be unreasonably withheld, however LICENSOR may reasonably withhold its consent only if it reasonably believes that the proposed assignee does not possess sufficient financial or legal ability to perform any of the terms of this Agreement, is lacking in any other such capacity necessary to perform the terms of this Agreement, or is engaged after any notice from LICENSOR in activities that infringe any patent rights of LICENSOR. Any attempt to transfer, assign or sublicense not in accordance with the terms of this Agreement shall be void.

6.03          The provisions of this Agreement shall be binding upon and inure to the benefit of all successors and permitted assigns of the parties hereto.

ARTICLE VII – TERMINATION FOR BREACH

7.01          Prior to the expiration of the term of this Agreement, LICENSOR may, at its option, terminate this Agreement and the license granted hereunder if LICENSEE or an Affiliate fails to pay within thirty (30) days of the date of receipt of notice from LICENSOR of a failure to pay any amount required to be paid

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hereunder, where LICENSEE’S failure to pay is the first such failure in a calendar year. For any additional failure(s) to pay in any calendar year after the first failure to pay, LICENSOR may, at its option, terminate this Agreement and the license granted hereunder if LICENSEE or an Affiliate fails to pay within fifteen (15) days of the date of receipt of notice from LICENSOR of such failure to pay any amount required to be paid hereunder. For a breach of any other provision of this Agreement other than for failure to pay amounts due hereunder, unless the breach is not capable of being cured, LICENSEE shall have sixty (60) days from receipt of notice from LICENSOR to cure such other breach and thereby avoid termination under this Section. If the breach is not capable of being cured, any overdue amount is not paid with interest at the rate of one percent (1%) per month during the period for which such amount is overdue to the date paid, or such other breach is not cured within sixty (60) days, then this Agreement and all licenses granted hereby will terminate immediately and automatically without any further notice or action on the part of LICENSOR. In the event that the interest rate specified in this Section exceeds the maximum rate of interest permitted by applicable law, such rate shall in such instance be reduced to the maximum permitted rate.

7.02          In the event that LICENSEE or any permitted assignee of LICENSEE shall become insolvent, be declared bankrupt, voluntarily file or have filed against it a petition for bankruptcy or reorganization, unless such petition is dismissed within sixty (60) days of filing, enter into an arrangement for the benefit of creditors, enter into a procedure of winding up to dissolution or should a trustee or receiver be appointed for its respective business assets or operations, LICENSOR may immediately terminate this Agreement and the license granted hereby, effective upon written notice to LICENSEE.

7.03          LICENSEE may terminate this Agreement at any time upon six (6) months prior written notice to LICENSOR, provided that upon the effective date of such termination LICENSEE shall

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make no further sales of products that infringe the Licensed Patent Rights.

7.04          Under no circumstances (including, without limitation, a termination for any reason whatsoever) shall LICENSOR be obligated to refund any payments theretofore made by LICENSEE hereunder, unless it is established to the reasonable satisfaction of LICENSOR that the payment was erroneously made at the time of payment.

7.05          Except as otherwise specifically provided herein, expiration or termination of this Agreement and of the license granted hereby for any reason shall be without prejudice to:

(a)   the right of LICENSOR to receive all payments accrued and unpaid as of the effective date of such termination or to receive any payments or other amounts which may accrue after the date of termination; and

(b)   any other rights, remedies or obligations which LICENSOR may then or thereafter have under this Agreement or otherwise.

7.06          Except for a termination as provided in Section 7.03, upon the termination (but not expiration) of this Agreement, LICENSEE and its Affiliates shall cease all use of the Licensed Patent Rights. Notwithstanding the foregoing, LICENSEE and its Affiliates shall for a period of ninety (90) days following the effective date of termination be entitled to distribute and sell within the Territory through their regular channels of distribution any stocks of completed Licensed Products then in their possession, subject to the payment of royalties and other provisions of Section 4 of this Agreement.

7.07          The provisions of sections 7.03 through this Section 7.07 shall survive termination or expiration of this Agreement.

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ARTICLE VIII – THIRD-PARTY INFRINGEMENT

8.01          LICENSOR shall have the sole right, but not the obligation, to institute and control the prosecution of a suit or to take any other action for infringement of any of the Licensed Patent Rights. LICENSEE agrees to take no action with respect to any third-party infringement of Licensed Patent Rights unless expressly authorized to do so in writing by LICENSOR. LICENSEE agrees to, and to cause each of the Affiliates of LICENSEE, to provide reasonable cooperation to cooperate with LICENSOR in connection with a suit or other action for infringement of the Licensed Patent Rights upon LICENSOR’s request. LICENSOR will provide reasonable compensation to LICENSEE and its Affiliates for expenses incurred in connection with such cooperation. Any recovery or settlement obtained as a result of such suit or other action shall be retained by LICENSOR for its own use and benefit, and LICENSEE shall have no rights whatsoever in any such recovery or settlement.

8.02          Neither LICENSEE nor any Affiliate shall foster or encourage any infringement of the Licensed Patent Rights by any third-party. If LICENSEE and/or any of its Affiliates shall engage in such conduct, LICENSOR shall have the right to deem such conduct a material breach of this Agreement, which breach shall be a basis of termination of this Agreement and of the license granted herein, pursuant to Section 7.01 of this Agreement.

8.03          LICENSOR will use reasonable efforts to enforce the Licensed Patent Rights hereunder against infringement by third-parties in such manner as LICENSOR deems necessary and appropriate in light of all the circumstances. LICENSOR also agrees to use reasonable efforts to license the Licensed Patent Rights hereunder to third-parties on reasonable royalty terms. Notwithstanding anything in this Section 8.03 to the contrary, LICENSOR reserves the right to license the Licensed Patent Rights to others on terms it reasonably deems to be commercially reasonable and nothing contained herein shall be construed as an obligation on the part of LICENSOR to take any particular actions respecting third-party

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infringement and nothing contained herein shall be construed as an obligation on the part of LICENSOR to license the Licensed Patent Rights to third-parties on any particular terms or conditions.

ARTICLE IX – NOTIFICATION OF INQUIRY FROM
THIRD-PARTIES CONCERNING LICENSED PATENT RIGHTS

9.01          Except as provided in Section 12.02, LICENSEE agrees to, and to cause Affiliates of LICENSEE to, respond to any request for disclosure or information concerning the Licensed Patent Rights hereunder only by notifying LICENSOR promptly of the request for disclosure and the identity of the person or entity making such request for disclosure so that LICENSOR can respond to the request.

ARTICLE X – INTEGRATION; AMENDMENT

10.01        This Agreement represents the entire understanding between the parties, and supersedes all prior or contemporaneous discussions, proposals, negotiations, understandings and other agreements, express or implied, between LICENSOR and LICENSEE with respect to the subject matter of this Agreement, and there are no representations, promises, conditions, provisions or terms, whether written or oral, with respect thereto, other than those specifically set forth in this Agreement.

10.02        No provision in this Agreement may be amended, altered, modified, discharged or terminated, except by a writing signed by a duly authorized representative of LICENSOR and LICENSEE.

ARTICLE XI – INDEMNIFICATION

11.01        LICENSEE and Affiliates of LICENSEE operating under this Agreement pursuant to Section 3.04 hereof shall jointly and severally defend, indemnify and hold harmless LICENSOR and the Affiliates of LICENSOR, and the officers, agents and employees of LICENSOR and its Affiliates, and the inventors (collectively the “Indemnified Parties”) from and against any and all liabilities,

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damages, losses, claims, suits, proceedings, demands, recovery, costs and expenses (including, without limitation, the fees and expenses of counsel, litigation expenses, and court costs) which arise out of or relate to, or are alleged to arise out of or relate to: any personal injury, death or property damage which arise out of or relate to or are alleged to arise out of or relate to the manufacture, distribution, sale or use of products manufactured, sold or otherwise distributed by LICENSEE or any Affiliate of LICENSEE.

11.02        During the term of this Agreement and for such later term extending beyond the term of this Agreement as LICENSEE or any Affiliate of LICENSEE may be selling Licensed Products and for a period of two (2) years after the expiration of the shelf-life of the last of the Licensed Products sold by LICENSEE or any Affiliate of LICENSEE, LICENSEE shall maintain: (1) all insurance and/or bonds required by law; and (2) comprehensive general liability insurance, including product liability insurance, subject to the availability of such product liability insurance at commercially reasonable rates, written on an occurrence basis at the levels currently maintained by Herald *** base policy and *** excess coverage) for bodily injury, including death and property damage. Such amounts shall be subject to reasonable increases upon the fifth and tenth anniversaries of the date hereof to account for inflation and other relevant factors, subject to the availability of such insurance at commercially reasonable rates. Subject to the availability at commercially reasonable rates, the insurance coverage required by this Section 11.02 shall be provided with respect to all claims for damages to person or property arising out of the manufacture, formulation, processing, fabrication, sale or use of any of the Licensed Products, regardless of when such claims are made or when the underlying damages or injuries occur or manifest themselves. Subject to the availability at commercially reasonable rates, the policies of insurance shall: (a) include an endorsement naming LICENSOR and its Affiliates and their respective

***PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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officers, employees and agents as additional named insureds; and (b) provide that notice be given to LICENSOR not less than thirty (30) days prior to any cancellation or material change in any of such policies.

11.03        The indemnity and insurance obligations of LICENSEE and the Affiliates of LICENSEE under this Agreement shall survive the termination or expiration of this Agreement and of the licenses granted pursuant to this Agreement in order to indemnify and hold harmless the Indemnified Parties (as defined in Section 11.01) with respect to any claims for which the Indemnified Parties are entitled to indemnification, irrespective of whether any such claim arose prior or subsequent to the effective date of termination or expiration.

ARTICLE XII – PRESS RELEASES AND PUBLICITY

12.01        Neither LICENSOR nor LICENSEE shall issue a press release or public announcement disclosing the terms of this Agreement without the prior specific written consent of the other party. LICENSOR and LICENSEE may disclose the fact that this Agreement has been executed and entered into without disclosing the amount of the payments hereunder or any of the other terms of this Agreement.

12.02        Notwithstanding Section 12.01, LICENSOR or LICENSEE may disclose the terms of this Agreement in response to: (a) an order from a court or governmental agency; (b) in response to a request by a party in litigation, provided an appropriate protective order has been entered; (c) in response to a request to LICENSOR from a licensee or prospective licensee or a request to LICENSEE from a bona fide party considering purchasing substantially all of the assets of LICENSEE or considering some other form of acquisition transaction or financing, provided that an appropriate non-disclosure agreement has been executed; or (d) if such disclosure is necessary to comply with any other laws or regulations applicable to LICENSOR or LICENSEE.

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ARTICLE XIII – NOTICES

13.01        It will be a sufficient giving of any notice, request, report, statement, disclosure, or other communication hereunder, to LICENSOR or to LICENSEE, if the party giving it deposits a copy thereof in a post office in a registered or certified envelope, postage prepaid, or with overnight courier, prepaid, receipt requested, addressed to the other party at its address set forth below or at any other address the other party may hereafter designate in writing in accordance with the provisions hereof. Unless otherwise specified in this Agreement or otherwise designated in writing, payments to be made pursuant to any of the provisions of this Agreement will be transmitted to the address to which notice is to be given hereunder, or wired to the bank account of LICENSOR as requested by LICENSOR. The respective addresses for the parties are:

If to LICENSEE:	Herald Pharmacal, Inc.
6503 Warwick Road
Richmond, VA 23225

	Attention:	Mr. Todd Bakewell,
President

If to LICENSOR:	TRISTRATA TECHNOLOGY INCORPORATED
1105 North Market Street
Suite 1300, P.O. Box 8985
Wilmington, Delaware 99899

	Attention:	President

Notice to LICENSEE shall be deemed notice to each Affiliate of LICENSEE for all purposes, and LICENSOR shall not be required to give any separate notice to any Affiliate of LICENSEE.

ARTICLE XIV – APPLICABLE LAW AND JURISDICTION

14.01        All matters affecting the interpretation validity, and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of

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law principles.

14.02        The United States District Court for the District of Delaware, if a basis for Federal court jurisdiction is present, and otherwise a state court of the State of Delaware, shall have exclusive jurisdiction and venue over any dispute arising under or relating to this Agreement, and LICENSEE and the Affiliates of LICENSEE consent to the jurisdiction and venue of such courts. Each of LICENSOR and LICENSEE and Affiliates of LICENSEE submits to the personal jurisdiction in the State of Delaware in any action or proceeding arising under or relating to this Agreement and hereby agrees not to assert by way of pleading, motion or otherwise in any such suit, action or proceeding, that such party is not personally subject to the jurisdiction of any such court and such action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such court. In furtherance of such submission to jurisdiction, each of LICENSOR and LICENSEE and Affiliates of LICENSEE hereby agrees that, without in any manner limiting or restricting other methods of obtaining personal jurisdiction over such party, personal jurisdiction over LICENSOR or LICENSEE in any action or proceeding arising out of or relating to this Agreement may be obtained over such party within or without the jurisdiction of any court located in the State of Delaware (including a United States Federal District Court in such state) and that any process, notice of motion, or other application to any court in connection with any such action or proceeding may be served upon such party by registered or certified mail to, or by personal service upon such party at the last address of such party as specified in, or in accordance with the provisions of, Article XIII of this Agreement.

Each of the Affiliates of LICENSEE and LICENSOR shall be bound by the provisions of this Section 14.02.

14.03        In any action commenced to enforce this Agreement or as a result of a breach of this Agreement, the prevailing party in such action shall be entitled to recover the

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costs of such action, including attorneys’ fees, incurred as a result of the action to enforce and/or remedy the breach of this Agreement.

ARTICLE XV – MISCELLANEOUS

15.01        (a)   If any provision of this Agreement or the application of any provision of this agreement to any person or under any circumstance shall be held to be invalid, unenforceable or in conflict with the law of any jurisdiction, the validity and enforceability of the remaining provisions and the application thereof to any another person or under any other circumstance shall not be affected by such holding.

(b)   Any provision of this Agreement which is held to be invalid or unenforceable by a court of competent jurisdiction in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity or unenforceability.

15.02        The waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default by the other party shall not be construed to be a continuing waiver of such provision or of any succeeding breach or default, or a waiver of any other provision of this Agreement.

15.03        Nothing contained in this Agreement shall be construed to constitute or imply a joint venture, partnership, or principal-agent relationship between LICENSOR and LICENSEE. Neither party by virtue of this Agreement shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other party. Neither LICENSEE, nor any Affiliate of LICENSEE, nor any of the employees of LICENSEE or of any Affiliate of LICENSEE shall in any manner be deemed an employee or an agent of LICENSOR for any purpose whatsoever.

15.04        The provisions of this Agreement are solely for the benefit of LICENSOR and LICENSEE, their authorized Affiliates, and their permitted successors and assigns (as defined herein), and no such provision shall be construed or applied to confer any

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rights or benefits on any other person.

15.05        This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Both parties hereto may sign the same counterpart or each party hereto may sign a separate counterpart of this Agreement.

15.06        Article, section and paragraph headings in this Agreement are for reference purposes only and shall not in any way affect the construction or interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

LICENSOR		LICENSEE
TRISTRATA TECHNOLOGY, INC.		HERALD PHARMACAL, INC.

By	/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
Title	VP - FINANCE	Title	Exec. Vice Pres.

Attest:	/s/ [ILLEGIBLE]	Attest:	/s/ [ILLEGIBLE]

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EXHIBIT A

The undersigned agrees to be bound by all of the provisions of the License Agreement between Herald Pharmacal and TriStrata Technology, Inc. dated July 1, 1995.

CONFIDENTIAL DRAFT

For Discussion Only

EXHIBIT C

Supply Agreement

FORM OF

SUPPLY AGREEMENT

dated as of                       , 1999

between

ALLERGAN SALES, INC.

and

MDF ACQUISITION CORP.

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this “Supply Agreement”), is entered into as of                            , 1999 by and between Allergan Sales, Inc., a California corporation (“Allergan”), and MDF Acquisition Corp., a Delaware corporation (the “Buyer”).

RECITALS

A.       Allergan, Inc. and its subsidiaries have entered into a Purchase and Sale Agreement, with Buyer, dated May       , 1999, pursuant to which Buyer acquired the rights to certain skin care products and other assets associated therewith.

B.        In the Purchase and Sale Agreement the parties agreed to enter into this Supply Agreement, pursuant to which Allergan will supply, and Buyer will purchase, certain finished products more particularly described in Exhibit “A” attached hereto (the “Products”).

AGREEMENT

NOW, THEREFORE, in consideration of the covenants contained herein, the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

1.1. “Effective Date” means                             , 1999.

1.2.     “Packaging and Labeling Specifications” means Allergan’s written specifications for packaging and labeling the Products in effect on the Effective Date.

1.3.     “Product Specifications” means the specifications set forth in Exhibit “B”, which may be amended from time to time by written agreement of the parties.

1.4.     “Products” has the meaning given to it in Recital A above; however, the parties may agree to add other products to this Supply Agreement by way of a mutually executed written amendment to Exhibit “A”.

1.5.     “Specifications” means the Product Specifications together with the Packaging and Labeling Specifications.

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1.6.     “Supply Period” means the period beginning on the Effective Date and ending on the earlier to occur of December 31,1999 or 180 days after the Effective Date or, if this Supply Agreement is terminated earlier in accordance with its terms, then on the date on which the termination is effective.

2. MANUFACTURE AND SALE OF PRODUCT

2.1.     Sale and Purchase. Allergan shall manufacture and sell to the Buyer and the Buyer shall purchase exclusively from Allergan all Products that the Buyer requires during the Supply Period. Allergan may satisfy its obligation to manufacture any Product hereunder by causing such Product to be manufactured by any of its affiliates or third party subcontractors at any facility, provided that the Product is manufactured in conformance with Allergan’s other obligations hereunder. Notwithstanding the foregoing, Allergan and the Buyer acknowledge that it is Allergan’s intent to transition all of the Products to a third party manufacturer prior to the end of the Supply Period. As Products are transitioned, the Buyer may purchase such Products directly from the third party manufacturer and will use commercially reasonable efforts to do so. Once a Product is transitioned to the third party manufacturer, Allergan cannot guarantee that all orders for that Product will be filled.

2.2.     Performance Standards. Allergan shall manufacture the Products or cause the Products to be manufactured in accordance with the Specifications. Any change to the Specifications may be made only with the mutual written consent of both parties. Buyer may not revise the Packaging and Labeling Specifications on Products manufactured by Allergan to reflect the change from Allergan labels to Buyer labels. Only changes to the Packaging and Labeling Specifications that are required by applicable law shall be considered. The party requesting a change in Specifications shall bear the full cost of any change (including the cost of any obsolete inventory or raw materials that result therefrom, and the cost of its destruction). Buyer shall be solely responsible for ensuring the accuracy of all information contained on all labeling for the Products and for compliance of all such labels with applicable law. Should Buyer desire or be required to make any change in labeling, Buyer shall be solely responsible for the updating of all artwork and text associated with such change and providing it in camera-ready form to Allergan.

3. ORDERS / SHIPMENT

3.1.     Purchase Orders. The Buyer shall order Products by purchase orders. The minimum lead time required for delivery of Products manufactured by Allergan is set forth in Exhibit “A” attached hereto. Allergan shall make each shipment of Products in the quantity and on the shipment date specified for it on the Buyer’s purchase order, via the mode(s) of transportation and to the party and

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destination specified on such purchase order. In each case, shipment shall be F.C.A. Allergan point of shipment. Delivery by Allergan to a common carrier or licensed trucker, as selected by the Buyer, shall, at that point, constitute delivery to the Buyer, title shall pass to the Buyer, and all risk of loss, carrier costs, delays or damage in transit from that point shall be borne by the Buyer. Allergan shall invoice the Buyer for all of the Buyer’s purchases of Products at the time of their shipment.

3.2.     Forecasts. Within 10 days of the Effective Date, the Buyer shall provide Allergan with a 3-month forecast of its estimated orders for all Products (“Forecast”). The Forecast is a non-binding estimate and shall not obligate the Buyer to purchase the volume of Products set forth in it, except that the forecast for the first two months of this Agreement shall be deemed to be a binding order.

3.3.     Acceptance of Orders. Each order by the Buyer shall be subject to acceptance by Allergan, in whole or in part. Allergan reserves the right to refuse any orders placed by the Buyer, in whole or in part, if Allergan’s supply of raw material for Products ordered is insufficient; if the Buyer fails to fulfill any obligations under this Supply Agreement; if any dispute arises under this Supply Agreement; if the Buyer’s financial condition, in the sole opinion of Allergan, becomes impaired; if this Supply Agreement has expired or if notice of termination of this Supply Agreement has been given. Allergan also reserves the right to refuse any orders in excess of *** forecasted orders for the period. The Buyer’s orders shall be subject to all terms and conditions appearing on Allergan’s standard invoice form, provided such terms and conditions are in accordance with U.S. laws and regulations and do not conflict with this Supply Agreement. If such a conflict should arise, the terms of this Supply Agreement shall control. The Buyer’s orders shall also be subject to any and all laws, executive orders, proclamations and regulations of the United States of America, with respect to the sale of the Products, the exportation or shipment for exportation of any merchandise or the transaction of business with foreign countries.

4. PRICE / TERMS OF PAYMENT

4.1.     Price. The price for each of the Products shall be *** (using U.S. generally accepted accounting principles applied on a consistent basis) ***. If Allergan transitions any Products to a third party supplier during the Supply Period, the price of such Products shall be ***. In the event that any excise tax or similar tax or duty is imposed on the sale of the Products by Allergan to Buyer, the Product prices will be automatically increased by the amount of such tax or duty.

***PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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4.2.     Payment. All invoices to be delivered under this Supply Agreement shall be paid by the Buyer to Allergan within 30 days of the date of the invoice. Balances more than 30 days past due shall be subject to a service charge of *** per annum, but in no event shall such charge exceed the maximum rate permitted by law. The Buyer shall complete and deliver to Allergan a sales tax resale certificate prior to the Buyer’s initial purchase of the Products hereunder.

5. TERM & TERMINATION

5.1.     Term. This Supply Agreement shall become effective on the Effective Date and continue until the end of the Supply Period, unless earlier terminated by mutual agreement or as otherwise provided in this Supply Agreement.

5.2.     Termination for Cause. This Supply Agreement may be terminated immediately by either party for cause by giving written notice to the other upon the occurrence of any of the following events:

(a)       If the other breaches any material provision of this Supply Agreement and fails to substantially cure such breach within 30 days after receipt of written notice describing the breach;

(b)       If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (which is not dismissed within 90 days);

(c)       If the other ceases to do business, or otherwise terminates its business operations;

(d)       If the other fails to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in any manner contemplated by this Supply Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within 10 days; or

(e)       If the enactment of any law, decree, or regulation by a governmental unit renders it impracticable or impossible for the other party to perform its obligations hereunder.

5.3.     Survival. Expiration or prior termination of this Supply Agreement, for any reason, shall not release either party from liability which at said time it has already incurred to the other party, nor affect in any way the survival of any rights, duties or obligations of either party which are expressly stated elsewhere in this Supply Agreement to survive said expiration or prior termination.

***PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Nothing in the immediately preceding sentence shall affect or be construed or operate as a waiver of the right of the party aggrieved by any breach of this Supply Agreement to be compensated for any injury or damage resulting therefrom which is incurred before or after such expiration or termination.

5.4.     No Liability Arising From or Incident to Termination. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Supply Agreement by such party which complies with the terms of this Supply Agreement whether or not such party is aware of any such damage, loss or expenses. Termination of this Supply Agreement, for whatever reason, shall not affect the obligation of any party to make any payments for which that party may be liable prior to such termination.

6. WARRANTIES

6.1.     Product Warranty / Disclaimer of Warranties. Allergan warrants that all Products supplied under this Supply Agreement shall, when they leave Allergan’s possession and control, conform with the Specifications. THIS WARRANTY IS THE ONLY WARRANTY MADE BY ALLERGAN. ALLERGAN MAKES NO OTHER EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND FURTHER EXPRESSLY DISCLAIMS THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. Allergan further disclaims any liability with respect to Products that have been subject to misuse, negligence or accident other than by Allergan or its agents and Products that have been incorrectly stored or have exceeded stated expirations. ALLERGAN HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE.

6.2.     Return of Defective Products. The Buyer may reject, within 15 days of actual receipt, any or all of a shipment of Products that fails to satisfy any warranty in this Supply Agreement. The Buyer’s exclusive remedy against Allergan for breach of warranty shall be the return and replacement, at Allergan’s expense, of all Products deemed by the parties to be in breach of warranty under this Supply Agreement. Replacement shall be made within 90 days after Allergan’s actual receipt of such defective Products from the Buyer. ALLERGAN SHALL NOT, IN ANY EVENT, BE LIABLE TO THE BUYER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES INCURRED UNDER ANY LEGAL OR EQUITABLE THEORY WITH RESPECT TO THE MANUFACTURE, PROMOTION, USE, SALE AND/OR DISTRIBUTION OF THE PRODUCTS.

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7. COMPLAINTS AND RECALLS

7.1.     Product Complaints/Reports. The Buyer, at the Buyer’s expense, shall be responsible for handling all complaints related to the Products manufactured hereunder, including the expense of any related investigation and product testing. If Allergan receives any information regarding real or potential adverse reactions or defects of the Products or any information that might otherwise constitute a complaint about the Products, Allergan shall promptly provide to the Buyer all information that it has concerning the same. The Buyer shall have responsibility to comply with all federal, state and local laws and their foreign counterparts regarding the reporting of such reports and complaints. The Buyer shall promptly provide Allergan with all information it receives concerning any adverse experience or complaint. Each party shall reasonably cooperate with the other in sharing any information that may constitute an adverse experience or complaint related to Product and shall designate a representative responsible for the exchange of such information and all other information required to be shared under this Supply Agreement.

7.2.     Recalls. The Buyer shall have the right, at the Buyer’s expense, to reasonably declare any recall of, or field corrective action to, any Products manufactured by Allergan for the Buyer after consultation with Allergan.

8. CONFIDENTIALITY

The parties acknowledge that it may be necessary or desirable, before or during the performance of this Supply Agreement, to exchange information in order to facilitate the manufacture and supply of Products as contemplated hereby. Allergan possesses proprietary and trade secret information, including, but not limited to, its manufacturing capabilities, methods and processes and financial information related thereto, and the Buyer possesses proprietary and trade secret information, including, but not limited to, the Products, the Product Specifications and marketing and financial information related thereto. Each party desires to preserve the confidential nature of such information and agrees as follows. “Confidential Information” of a disclosing party shall be clearly marked “confidential” at the time of disclosure, or indicated as such orally or in a written memorandum delivered to the receiving party within 30 days following the date of disclosure. A party receiving Confidential Information from a disclosing party shall not use the Confidential Information except in furtherance of this Supply Agreement and shall not disclose Confidential Information to any third party other than to a receiving party’s employees and agents who agree to be bound by an obligation to keep such Confidential Information secret and who have a need to know such information in order to further the purposes of this Supply Agreement. This obligation shall survive the termination of this Supply Agreement, and shall remain binding on the parties hereto for a period of five

6

years following the date of such disclosure. This Supply Agreement imposes no obligation on a receiving party with regard to that portion of the Confidential Information which a receiving party can demonstrate by written records was known to it prior to the Effective Date of this Supply Agreement; or which is now generally known to the public, or becomes generally known in the future other than by breach of this Supply Agreement by a receiving party; or which is lawfully disclosed to a receiving party by a third party who is not obligated to the disclosing party to retain such information in confidence; or which is required to be produced pursuant to a legal proceeding, provided the receiving party gives the disclosing party prompt prior written notice of such requirement. Disclosure of Confidential Information under this Supply Agreement will create no license, right, interest or ownership in any such information in a receiving party.

9. GENERAL PROVISIONS

9.1.     Integration / Modification. This Supply Agreement is both a final expression of the parties’ Supply Agreement and a complete and exclusive statement with respect to all of its terms. The Exhibits referred to in this Supply Agreement are incorporated herein and made a part of this Supply Agreement by this reference. This Supply Agreement supersedes all prior and contemporaneous agreements (other than any confidential disclosure agreement entered into between the parties) and communications, whether oral, written or otherwise, concerning any and all matters contained herein. No trade customs, courses of dealing or courses of performance by the parties shall be relevant to modify, supplement or explain any term(s) used in this Supply Agreement. This Supply Agreement may not be modified or supplemented by any purchase order, change order, acknowledgment, order acceptance, standard terms of sale, invoice or the like. This Supply Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by all the parties to this Supply Agreement.

9.2.     Relationship Between the Parties. The parties have no ownership interest in the other and their relationship, as established by this Supply Agreement, is solely that of buyer and seller. This Supply Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

9.3.     Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Supply Agreement or to exercise any right arising out of this Supply Agreement shall neither impair that provision or right nor constitute a

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waiver of that provision or right, in whole or in part, in that instance or in any other instance.

9.4.     Assignment. This Supply Agreement is binding upon and inures to the benefit of the parties to it, and to their successors and assigns. No party may assign or delegate any or all of its rights or obligations under this Supply Agreement without the prior written consent of every other party to this Supply Agreement. Any assignment or delegation, or attempt at the same, made in the absence of such prior written consent shall be void and without effect. Allergan may, however, without notice or consent and at its sole discretion, assign any or all of its rights and obligations under this Supply Agreement to an affiliate of Allergan or to a third party in connection with the disposition of the business to which this Supply Agreement relates.

9.5.     No Third Party Beneficiaries. This Supply Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

9.6.     Severability. If, for any reason, any part of this Supply Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Supply Agreement. All remaining portions shall remain in full force and effect as if the original Supply Agreement had been executed without the invalidated, unenforceable or illegal part.

9.7.     Notices. Any notice to be given under this Supply Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be presumptively deemed to be sufficiently given for all purposes upon the earlier of: (a) the date of actual receipt; (b) if mailed, three calendar days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

If to the Buyer or the Buyer’s guarantors, notices must be addressed to:

MDF Acquisition Corp.
C/o Jesse Hansen & Co.
222 Sutter Street
San Francisco, CA 94108-4445
Attention: President

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If to Allergan. notices must be addressed to:

Allergan Sales, Inc.
2525 Dupont Drive
Irvine, California 92612 U.S.A.
Attention:

With a copy to:	Allergan, Inc.
2525 Dupont Drive
Irvine, California 92612 U.S.A.
Attention: General Counsel

9.8.     Force Majeure. Except for the obligation to make payment when due, each party shall be excused from liability for the failure or delay in performance of any obligation under this Supply Agreement by reason of any event beyond such party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, destruction or other casualty, any act, inaction or delay of any government or government agency, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within three calendar days after its occurrence. All delivery dates under this Supply Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute.

9.9.     Arbitration. Unless resolved by the parties within 60 days, any controversy or claim (whether such claim sounds in contract, tort, or otherwise) arising out of or relating to this Supply Agreement, or the breach thereof, shall be settled by final and binding arbitration before an arbitrator at JAMS/Endispute, located in Orange County, California, and such arbitration shall be conducted pursuant to then current rules for arbitration of commercial disputes at JAMS/Endispute. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In no event shall the arbitrator have any right or power to award punitive or exemplary damages.

9.10.   Indemnification. Each party (the “Indemnitor”) shall indemnify the other (the “Indemnitee”) for any and all Liability or Loss it incurs from any and all claims, suits, demands or proceedings (collectively referred to as “Claims”)

9

brought against it by unrelated third parties for personal injury, death, or damage to real or personal property arising out of the Indemnitor’s negligence, willful misconduct or breach of warranty under this Supply Agreement. For purposes of indemnification under this section, “Liability” or “Loss” shall include, but shall not be limited to, all defense costs, settlement costs, court costs, damages, interests, penalties, judgments, expenses, and reasonable fees of attorneys and professionals. The parties agree that the Indemnitee shall only be entitled to such indemnification if: (a) the Indemnitee had, at its own expense, promptly given the Indemnitor written notice of such Claims upon their filing or creation; and (b) the Indemnitor had been granted the right to take control of the settlement and defense of such Claims with counsel reasonably acceptable to the Indemnitee in exchange for the Indemnitor’s written agreement to accept the defense and all liability for the claim without reservation. The Indemnitee shall at all times reasonably cooperate in the settlement and defense of all Claims and shall make available all records, materials and other relevant matter reasonably requested by the Indemnitor in connection with such Claims. No party shall have the right to settle any Claims in a manner that materially diminishes the rights or interests of the other without that party’s prior written consent, which shall not be unreasonably withheld or delayed. The Indemnitor shall not be liable for any settlement made without its prior written consent. These indemnification obligations shall survive the expiration or termination of this Supply Agreement.

9.11.   Legal Fees. If any party to this Supply Agreement resorts to any legal action or arbitration in connection with this Supply Agreement, the prevailing party shall be entitled to recover reasonable fees of attorneys and other professionals in addition to all court costs and arbitrator’s fees which that party may incur as a result.

9.12.   Governing Law. Notwithstanding its place of execution or performance, this Supply Agreement shall be governed by and construed in accordance with the laws of the State of California, irrespective of its laws regarding choice or conflict of laws.

9.13.  Interpretation

(a)       Captions & Headings. The captions and headings of clauses contained in this Supply Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Supply Agreement, or have any effect on its interpretation or construction.

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(b)       Singular & Plural. All references in this Supply Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

(c)       Articles, Sections & Subsections. Unless otherwise specified, references in this Supply Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Supply Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Supply Agreement to any subsection shall include all paragraphs in such subsection.

(d)       Days. All references to days in this Supply Agreement shall mean calendar days, unless otherwise specified.

(e)       Ambiguities. Ambiguities and uncertainties in this Supply Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.

10.14.  Counterparts. This Supply Agreement may be executed in one or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

10.15.  Further Assurances. Each party to this Supply Agreement shall, at its own expense, furnish, execute, and deliver all documents and take all actions as may reasonably be required to effect the terms and purposes of this Supply Agreement.

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IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have executed this Supply Agreement as of the date first written above.

ALLERGAN

Allergan Sales, Inc.,
a California corporation

By:
Name:
Title:

THE BUYER

MDF Acquisition Corp.,
a Delaware corporation

By:
Name:
Title:

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The following entities, jointly and severally, hereby unconditionally guarantee to Allergan the full performance by Buyer of the obligations and agreements on the part of Buyer under Sections 4.2 and 9.10 of this Agreement (the “Guaranty”). Each entity signing this Guaranty further represents and warrants that (a) it has the requisite corporate power and authority to make and perform this Guaranty, (b) the execution and delivery of this Guaranty have been duly authorized by all necessary corporate action on the part of the entity, and (c) this Guaranty has been duly executed and delivered by the entity and constitutes a legal, valid and binding obligation of the entity.

JESSE HANSEN & CO.,	DOCTORS FORMULA PTY LTD.,

a California corporation	an Australia corporation

By:	By:
Name:	Name:
Title:	Title:

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